                                                                    EXHIBIT 99.8

                            ENERGY SERVICE AGREEMENT

                  ENERGY SERVICE AGREEMENT, dated as of September 24, 1998, between Aladdin Gaming, LLC, a Nevada limited-liability company (the "Customer"), and Northwind Aladdin, LLC, a Nevada limited-liability company (the "Supplier").

                                   WITNESSETH:

                  WHEREAS, Customer, in conjunction with the Aladdin Bazaar, LLC ("Bazaar") and Aladdin Music, LLC ("Music") (Customer and Music collectively are referred to as the "Parties" and each individually as a "Party"), are developing a resort, casino, shopping and entertainment complex in Clark County, Nevada to be comprised of the Aladdin Hotel and Casino, the Desert Passage Mall and a music-themed hotel and casino and certain related facilities (collectively, the "Complex"); and

                  WHEREAS, concurrently with the execution of this Agreement, Music and Bazaar also are executing Energy Service Agreements with the Supplier (such Energy Service Agreements, together with this Agreement, as any of them may be amended, restated, modified or supplemented and in effect from time to time, are collectively referred to herein as the "Complex Energy Service Agreements"); and

                  WHEREAS, the Customer is developing a luxury themed hotel of approximately 2,600 rooms (the "Hotel"), a 116,000 square foot casino (the "Casino"), a 1,400-seat production showroom, seven restaurants and a newly renovated 7,000-seat Theatre of the Performing Arts (the "Theatre" and together with the Hotel and Casino, the ."Premises") which will be part of the Complex; and,

                  WHEREAS, the Customer has entered into an agreement with the Supplier dated as of December 3, 1997 (the "Development Agreement") to develop and construct an energy facility (such facility, together with the Supplier Interconnection Equipment, the "Northwind Facilities") on a 0.64 acre portion of the Complex site to supply hot water, chilled water and electricity to the Complex, including supplying hot water, chilled water and electricity to the Premises;

                  WHEREAS, the Customer intends to purchase its chilled water, hot water and electricity needs for the premises from the Supplier, and

                  WHEREAS, the Customer is the beneficiary of a guaranty, of Unicom Corporation (the "Guarantor"), a parent company of the Supplier, dated as of December 3, 1997 (the "Guaranty") pursuant to which the Guarantor unconditionally and irrevocably guaranties to the Customer the performance of the obligations and duties of the Supplier under the Development Agreement and this Agreement to construct and demonstrate "Final Completion" of the Plant, subject to a limitation of the lesser of (i) $30 million or (ii) the "Guaranteed Maximum Price" as finally determined and agreed upon pursuant to the Development Agreement, plus interim operating costs up to the "Substantial Completion Date"; and

                  WHEREAS, the Customer has entered into a lease with the Supplier dated as of December 3, 1997 (the "Lease") to lease a site (the "Site") to the Supplier on which the Supplier will construct and operate the Plant pursuant to the Development Agreement and this Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between the Supplier and the Customer as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 Definitions. As used herein, the terms set forth in Annex A hereto shall have the meanings specified or referred to in Annex A

                                    ARTICLE 2
                                 ENERGY SERVICE

         2.1 Services; Exclusivity; Right of First Refusal; Performance; Customer Agreements.

                  (a) Project Scope; Customer Energy Requirements. The Northwind Facilities will be engineered, designed and constructed under the terms of the Development Agreement and in accordance with the design and equipment parameters set forth in Exhibit A hereto (such Exhibit, as it may be amended, restated, modified or supplemented and in effect from time to time, is referred to as the "Project Scope"), to generate and provide to the Complex: (a) chilled water ("Chilled Water Services"), (b) hot water ("Hot Water Services"), and (c) primary and secondary AC electricity (up to and including the initial transformation) generated both by the Northwind Facilities and third party sources of electricity ("Electricity Services", and together with Chilled Water

Services and Hot Water Services, the "Services"), in capacities which are set forth in Exhibit A. The characteristics and capacities of the Northwind Facilities have been agreed upon by the Parties pursuant to the statement of projected energy requirements for the Complex under the heading "Contracted Demand" set forth in Exhibit B hereto. (The definitive specifications of the Plant Energy Requirements are set forth in Exhibit B.1 and the Customer Energy Requirements are set forth in Exhibit B.2. Exhibit B.1, as it may be amended, restated, modified or supplemented and in effect from time to time, is referred to as the "Energy Requirements.")

                  (b) Services. Subject to the provisions of the Development Agreement, Which govern the Supplier's obligation to engineer; design and construct the Northwind Facilities, the Supplier agrees that it will provide Initial Services up to the Initial Energy Requirements to the Customer on the Initial Services Date and Services to the Customer on the Substantial Completion Date up to the Energy Requirements.

                  With respect to Electricity Services, the Northwind Facilities shall be capable of generating 4.9 megawatts. The Supplier shall have the sole responsibility for procuring from third party electricity sources, and providing to the Customer up to the Specified Demand Amount in effect from time to time, the Electricity Services whether or not generated by the Northwind Facilities.

                  (c) Exclusivity; Right of First Refusal. The Supplier agrees that, so long as the Customer is not in default hereunder and subject to the provisions of the following paragraphs of this Section 2.l(c), the Customer shall have first call on that portion of the Services produced and procured by the Northwind Facilities necessary to serve the Customer Energy Requirements set forth in Exhibit B.1. The Customer agrees that, for the term of this Agreement and thereafter so long as this Agreement remains in effect, it shall purchase all of its requirements for Services from the Supplier, except to the extent that, (i) the Customer's requirements for Services exceed its allocated portion of Services as set forth in Exhibit B.1 and the Supplier does not agree to supply such excess in accordance with this Section 2.1, or (ii) the Supplier does not supply such Services for any reason.

                  If the Northwind Facilities are being operated to meet the Energy Requirements and the Customer determines that its requirements for one or more Services exceed those set forth in Exhibit B.1, and if the Northwind Facilities are then able to supply such additional requirements of Services (the "Additional Services") and the Supplier has not entered into commitments to sell such Services to anyone else other than the Complex Energy Service Agreements, which, while this Agreement is in effect, the Supplier shall not do without the prior written consent of the Customer, then the

Customer shall have the obligation to purchase all the Additional Services from the Supplier except as otherwise permitted by this Section 2.1 and Section 6.1(c) and Section 6.3, and the Supplier shall be obligated to supply the Additional Services.

                  In the event that the Customer shall determine that its Services requirements exceed those set forth in Exhibit B.1 hereto and the provision of such Services would not require the Plant to exceed the capacities set forth on Exhibit A hereto and the Supplier has not entered into commitments to sell such Services to third parties, in accordance with the terms hereof, then the Supplier shall provide such Services to the Customer at the existing rates comprising the Consumption Charges applicable to such Services, and -without any increase in the Capacity Charges payable hereunder.

                  In the event that the Customer shall determine that its Services requirements exceeds those set forth in Exhibit B.1 hereto and such Services requirements would cause the Plant to exceed the capacities set forth in Exhibit A hereto, then the Customer will negotiate in good faith with the Supplier to reach agreement as to the terms and conditions upon which the Supplier will provide Additional Services, in accordance with Section 2.1(c)(i)-(v) of this Agreement. Customer may simultaneously solicit bids from other sources of energy services. Supplier shall have the right to match the terms and conditions of the lowest tender or proposal within the bid process set forth below. The terms and conditions of the bid process shall be as follows:

                           (i) the Customer shall prepare a statement (the
"Additional Services Request") setting forth specifics of the amount and type of the Additional Services which the Customer desires to obtain, the period for which the Additional Services are to be obtained, the date (or dates) upon which such Services are to commence, any changes to the Customer's equipment which are contemplated or intended to be made in connection therewith and such other information as may be relevant, and shall provide a copy of the Additional Services Request to the Supplier and request the Supplier to consider providing the Additional Services in accordance with the Additional Services Request. In the event that the Supplier shall desire additional information or specifications concerning the matter, the Supplier shall request such information or specifications in writing and the Customer shall thereafter provide such additional information or specifications to the Supplier as soon as reasonably possible following such request and the Additional Services Request shall be deemed modified or supplemented to include the same;

                           (ii) if the Supplier determines that it will
offer to provide the Additional Services requested, then the parties shall negotiate in good faith the terms upon which the Additional Services shall be provided, including the amount of additional Contract Capacity Charges payable as a result of changes to the Plant and increased operations expenses only and additional Consumption Charges which will be payable by the Customer in respect thereof and upon reaching agreement with respect thereto the parties shall thereupon take all actions which are necessary to implement and carry out such agreement, including negotiating and executing any relevant documents or agreements (or amendments to existing documents and agreements) including an appropriate amendment to the Project Scope and to the Contract Capacity Charge and the Consumption Charges;

                           (iii) in addition to the above paragraphs (i) and
(ii), the Customer may simultaneously provide the Additional Services Request to any other Person or Persons and solicit offers to provide the Additional Services from such other Person or Persons and if any of such other Persons responds with an offer to provide the Additional Services and the Customer determines that it intends to accept such an offer, then the Customer shall give written notice thereof to the Supplier which notice shall include a summary of the terms and conditions of the offer which the Customer intends to accept (the "Offer"). In the event that the Supplier desires additional information or clarification concerning the Offer, the Supplier shall request the same in writing within four (4) days of the date upon which it receives the notification and the Customer shall thereafter provide such additional information or clarification to the Supplier as permitted under the terms of the Offer as soon as reasonably possible following such request and the Offer shall be deemed modified or supplemented to include the same;

                           (iv) the Supplier shall have ten (10) days from
the date upon which it receives the notification (or ten (10) days from the date upon which it receives any additional information or clarification requested) under clause (iii) above that the Customer intends to accept the Offer to determine if the Supplier is willing to provide the Additional Services on the terms of the Offer and, if it is so willing, to so indicate to the Customer by written notice thereof to the Customer (the "Notice of Exercise") given within such ten (10) day period stating that the Supplier will provide the Additional Services on the terms and conditions set forth in the Offer, whereupon the Supplier shall be deemed to have made an offer to the Customer to provide the Additional Services on the terms and conditions set forth in the Notice of Exercise and the Offer and the Customer shall be deemed to have accepted such offer by the Supplier. Notwithstanding anything to the contrary contained herein, if the Supplier is unwilling or unable to match the Offer, the Customer shall have the right to purchase the Additional Services from such other Person or Persons;

                           (v) the Customer and the Supplier shall
thereupon take all actions which are necessary to implement and carry out the arrangements and undertakings contemplated by the Notice of Exercise and the Offer, including negotiating and executing any relevant documents or agreements (or amendments to existing documents and agreements), including an appropriate amendment to the Project Scope and to the Contract Capacity Charge and the Consumption Charges.

                  In the event that any Additional Services Request contemplates increasing services in two or more phases, then, unless the Supplier and the Customer shall then agree otherwise, each such phase shall be deemed to be subject to a distinct right of first refusal hereunder and,the Customer shall he-required to comply with the procedures set forth herein with respect to each such phase.

                  (d) Performance. At all times while this Agreement is in force, but subject to the terms hereof, the Supplier will operate the Northwind Facilities to comply with the Project Scope and all applicable federal, state and local codes, laws, rules and regulations. The Supplier's obligations will include, but not be limited to, (i) performing all day-to-day operations, routine testing, normal maintenance, service and repair of the Northwind Facilities; (ii) the estimating, scheduling, coordinating and monitoring the performance of any extraordinary service, maintenance, repair, improvement or modification to the Northwind Facilities; (iii) carrying out such performance tests of equipment as is required under this Agreement or otherwise reasonably requested by the Customer; (iv) coordinating maintenance and power deliveries with the Customer and (v) providing for the handling and disposal of chemicals and hazardous materials at and from the Site; and (vi) subject to Section 5.7, obtaining and maintaining all required licenses, permits, approvals and clearances to provide the Services and operate the Northwind Facilities. The Supplier shall at all times maintain the appropriate operating personnel at the Northwind Facilities, twenty four (24) hours per day, seven (7) days per week. The Supplier agrees to coordinate matters with those parties designated by the Customer to be the Customer's representative with respect to this Agreement or portions thereof.

                  The Customer shall have the right, upon at least twenty four
(24) hours' advance notice, or no notice in the event of an emergency, to inspect the operation of the Northwind Facilities during normal business hours and to review the Supplier's maintenance and operating records to assure compliance with this Section 2.l(d).

         2.2      Chilled Water.

                  (a) Commencing on the Commencement Date, the Supplier agrees to supply at the Chilled Water Delivery Point and the Customer agrees to purchase the Customer's requirements of Chilled Water Service up to the capacity or capacities described in Exhibit B.2 under the heading "Contracted Demand". Chilled water the Supplier provides under this Agreement shall not be intermixed by the Customer with any other water or other substances without the prior written consent of the Supplier, which consent shall not be unreasonably withheld.

                  (b) The Supplier shall ensure that the chilled water is delivered to the Chilled Water Delivery Point at a design temperature of not more than 36 degrees Fahrenheit, measured at the Chilled Water Delivery Point.

                  (c) Provided that the Supplier is in compliance with Section 2.2(b) above, the Customer will ensure that all chilled water supplied hereunder is returned to the Supplier at the Chilled Water Return Point at a temperature not less than 20 degrees Fahrenheit in excess of the temperature at which such chilled water was supplied and otherwise uncontaminated in any material respect and in the condition in which it was received. In the event Customer fails to comply with this Section 2.2(c), the Supplied may elect, as its sole remedy (other than as set forth in Section 6.2(a) and Section 6.3(a) with respect to a Payment Default), to determine the actual cost(s) to the Supplier of such failure and invoice the Customer on the next monthly invoice under Section 2.7 for such amount(s) as additional Consumption Charges hereunder. In such event, the Supplier shall notify the Customer of such action and such invoice(s) shall be accompanied by detailed calculations demonstrating the manner in which such additional Consumption Charges have been determined, and such additional Consumption Charges shall thereupon be payable in accordance with Section 2.8

         2.3      Hot Water.

                  (a) Commencing on the Commencement Date, the Supplier agrees to supply at the Hot Water Delivery Point and the Customer agrees to purchase the Customer's requirements of Hot Water Services up to the capacity or capacities described in Exhibit B under the heading "Customer Energy Requirements." Hot water the Supplier provides under this Agreement shall not be intermixed by the Customer with any other water or other substances without the prior written consent of the Supplier, which consent shall not be unreasonably withheld.

                  (b) The Supplier will ensure that the hot water is delivered to the Hot Water Delivery Point at a design temperature of not less than 180 degrees Fahrenheit, measured at the Hot Water Delivery Point.

                  (c) Provided that the Supplier is in compliance with Section 2.3(b) above, the Customer will ensure that all hot water supplied hereunder is returned to the Supplier at the Hot Water Return Point at a temperature at least 35 degrees Fahrenheit less than the temperature at which it was delivered and otherwise uncontaminated in any material respect and in the condition in which it was received. In the event Customer fails to comply with this Section 2.3(c), the Supplier may elect to determine the actual cost(s) to the Supplier of such failure and invoice the Customer on the next monthly invoice under Section 2.7 for such amount(s) as additional Consumption Charges hereunder. In such event, the Supplier shall notify the Customer of such action and such invoice(s) shall be accompanied by detailed calculations demonstrating the manner in which such additional Consumption Charges have been determined, and such additional Consumption Charges shall thereupon be payable in accordance with Section 2.8.

         2.4 Electricity. Commencing on the Commencement Date, the Supplier shall make available at the Electricity Delivery Points electricity to meet all of the Customer's primary and secondary AC electricity (up to and including the initial transformation -- i.e., immediately prior to the Customer Interconnection Equipment) needs for the Premises, up to the Specified Demand Amount then in effect.

         2.5 Charges. In consideration of the Supplier's undertakings hereunder, the Customer shall pay to the Supplier, when and in the manner required by
Section 2.8, the following charges, as the same may be adjusted from time to time pursuant to Section 2.6 and any other applicable provisions of this
Agreement:

                  (a) Contract Capacity Charge - a monthly Contract Capacity Charge for Customer's share of the capital cost of the Plant determined in accordance with Exhibit C hereto, as the same may be amended, restated, modified, or supplemented and in effect from time to time, for each month or portion thereof occurring after the Commencement Date, whether or not any Services are taken by the Customer during such month; and

                  (b) Consumption Charge - a monthly Consumption Charge for Services actually taken by the Customer during each month or portion thereof occurring after the Substantial Completion Date, determined in accordance with Exhibit C hereto, as the same may be amended, restated, modified or supplemented and in effect from time to time, for each month or portion thereof occurring after the Substantial Completion Date:

The Contract Capacity Charge shall be paid by the Customer monthly in accordance with Section 2.8 so long as this Agreement remains in force and has not been terminated, whether or not the Customer actually takes or uses any Services and, except as provided for in Section 6.1(c), whether or not there shall exist a default by the Supplier in any of its obligations hereunder.

         2.6      Adjustments.

                  (a) On each annual anniversary of the Commencement Date, the Contract Capacity Charge and the Consumption Charges for the Contract Year then beginning shall be adjusted as set forth in Section 2.6 (b) and in accordance with Exhibit C.

                  (b) The Supplier shall adjust the Contract Capacity Charge payable during the remaining term hereof then in effect and the Consumption Charges to reflect any changes in Supplier's costs of providing any Service that results directly from the adoption or modification of any applicable laws, rules or regulations of any governmental authority, or from any change in the interpretation by any court, tribunal or regulatory agency of any such applicable laws, rules or regulations or any other Force Majeure Event, after the date of this Agreement, and such adjustment shall become effective immediately upon notice of the adjustment to Customer.

         2.7 Service Invoices. On or about the first day of each month, beginning with the first month which commences after the Substantial Completion Date, the Supplier shall deliver to the Customer a monthly invoice which reflects any Consumption Charges for the prior month just ended. Beginning with the first invoice delivered following the Commencement Date, such invoice shall also reflect the Contract Capacity Charge for the month then beginning and any other amounts then owing by the Customer under this Agreement. In the event that the Commencement Date is a date other than the first day of a calender month, then the first invoice for Contract Capacity Charges shall also include a prorated Contract Capacity Charge for the portion of the immediately preceding month occurring after the Commencement Date. In the event that the term of this Agreement ends on a date other than the first day of a calender month, then the Contract Capacity Charge for the final month shall be prorated accordingly.

         2.8 Payment. Payment of each invoice shall be due in full, on or before the thirtieth (30th) day following the date each invoice is received by the Customer (each a "Due Date"). The Customer shall make each payment invoiced by the Supplier when due without any further notice or demand, without offset of any kind, and irrespective of dispute to the amount of such invoice or otherwise, except as provided for in Section 6.1(b). In addition to any actions which the Supplier may take during the continuance of a Customer Default, whether at law or in equity or otherwise, a service charge shall be imposed if payment of an invoice is not received within thirty (30) days after such invoice is delivered to the Customer equal to one and one-half percent (1.50%) per month, or the maximum legal rate, whichever is less, on the unpaid balance of such invoice for the period from the fifteenth (15th) day after such invoice was delivered through and including the date of payment thereof (calculated using actual days elapsed and a year of 365 or 366 days, as applicable).

         2.9 Taxes. In addition to the Contract Capacity Charges and the Consumption Charges payable hereunder, the Customer will pay all Taxes, including, without limitation, any Taxes which the Supplier is required to collect, except to the extent that such Taxes have been included in determining the Contract Capacity Charges then payable.

                                    ARTICLE 3
                  MAINTENANCE OF EQUIPMENT, SYSTEMS AND METERS

         3.1      Maintenance of Supplier Interconnection Equipment.

                  (a) At all times while this Agreement is in force, the Supplier shall operate and maintain the Supplier Interconnection Equipment, in accordance with the O&M Specifications. If any of the Supplier Interconnection Equipment is damaged or destroyed as a direct result of the acts of the Customer or its agents, employees, tenants, customers, contractors or other Persons for whom the Customer is responsible, then the Customer shall be liable for the cost of the required repair or replacement.

                  (b) The Supplier, its agents and employees will not authorize or knowingly permit any Person, except a duly authorized employee or agent of the Supplier or the Customer, to operate, maintain, alter or otherwise affect the Supplier Interconnection Equipment or any component thereof or any equipment of the Customer, to break or replace any seal or lock of the Supplier or the Customer, or to alter or interfere with the operation of any item of equipment installed by the Customer.

                  (c) The Supplier will not modify the Supplier Interconnection Equipment in any material respect without the prior written consent of the Customer, which consent shall not be unreasonably withheld. The Supplier's operations or equipment shall not adversely affect the Customer's ability to receive the Services in accordance with the provisions hereof and the Exhibits attached hereto and, in the event they do, the Supplier shall, at its own expense, except as set forth in Section 3.2, make such reasonable changes in its operations or equipment as are necessary to restore capacity in respect of the Services.

         3.2      Customer's Equipment.

                  The Customer will notify the Supplier of substantial modifications it makes to the operating equipment and systems of the Premises and will be responsible for the maintenance of such equipment and systems. The Customer will not modify its equipment so as to adversely affect the Supplier's ability to deliver or the Customer's ability to receive the Services, or, if it does, the Customer shall, at its own expense, make such reasonable changes in its equipment as are necessary to permit the Supplier to deliver, and the Customer to receive, the Services in the capacities required hereby.

         3.3      Metering.

                  (a) The Supplier will provide metering equipment to measure the delivery of electricity to the Customer, the quantity of chilled water and hot water delivered to the Customer and the temperature at the Chilled Water Delivery Points and the Hot Water Delivery Points, respectively, of the chilled water and hot water being delivered to, and returned by, the Customer. Electrical meters shall be placed on the secondary site of each transformer, and the results of the electrical metering shall be based on coincidental demand. All metering equipment will be furnished, paid for, owned and maintained by the Supplier. All such metering equipment shall be of the type which provides, and preserves a continuous flow of the relevant data twenty four (24) hours per day; all parties shall have full right of access to all such data and printouts thereof at all times and without reference to the other parties. The Supplier will regularly test its metering equipment in accordance with the manufacturer's recommendations but not less than two (2) times per year and, if requested by the Customer, will conduct such tests in the presence of a representative of the Customer. All testing shall include recalibration. If requested by the Customer, the Supplier will conduct such testing on additional occasions; provided, that unless such testing indicates that the tested equipment provides metering results which are inaccurate by three percent (3%) or more with respect to water or by one-half of one percent (0.5%) or more with respect to electricity in a manner which is adverse to the Customer, the Customer will pay all out-of-pocket costs and expenses incurred by the Supplier in conducting such additional tests. The Supplier will maintain an accurate log or record of all tests, whether initiated, by the Supplier or the Customer, and will make the results of such tests available in a comprehensible manner to the Customer promptly upon request.

                  (b) If any test of the metering equipment reveals equipment that has failed to accurately record consumption of the Services metered thereby, the Supplier shall restore such metering equipment to a condition of accuracy or replace it. If the metering equipment is in error by three percent (3%) or more with respect to water or by one-half of one percent (0.5%) or more with respect to electricity, then the Supplier will repair or replace such defective metering equipment within a reasonable period after receiving notice or becoming aware thereof and an adjustment shall be made in respect of the Consumption Charges for such Service in accordance with clause (d) below.

                  (c) The regular meter reading and billing period will be monthly. If more than one meter is installed on the Premises, the readings of all meters will be used in calculating the invoice with respect thereto.

                  (d) If the Supplier's metering record is interrupted at any time for any reason, or is found to be inaccurate and in need of repair or replacement under Section 3.3(b), the measurement of Services to be billed for such period of interruption, or for the period from the last test of the affected meters which shows them to have been operating within the acceptable limits of error under Section 3.3(b) through the date upon which such meters are corrected, will be estimated by the Supplier, acting reasonably, based upon past Customer usage during a similar period and under similar conditions if such information is available (and if such information is not available, based upon fuels consumed during such period and any other relevant information and/or bases which may reasonably be used for such purpose in the circumstances), and the Customer will pay invoices during such period based on the estimated measurement; subject to the Customer's right to withhold up to $12,500 in the aggregate from invoices based on estimates in any such period and dispute the same in good faith if the Customer reasonably disagrees with such estimated measurement.

                  (e) The Customer will provide to Supplier, without charge, adequate space, power and access on the Premises for the housing and maintenance of all metering and related equipment and other equipment related to the delivery of Energy which the Supplier provides to comply with its obligations hereunder; provided, however, that the Supplier shall act in accordance with all reasonable safety and security rules, regulations and policies then in effect on the Customer's property or other reasonable rules or requirements which the Customer may impose, and the Supplier's use shall in no way materially adversely affect the Customer's other activities at the Premises.

                                    ARTICLE 4
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         4.1      Mutual Representations.

                  (a) Each party represents and warrants to the other that it has the requisite limited-liability company capacity to enter into this Agreement and fulfill its obligations hereunder, that the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all requisite action of its members, and by its board of directors or other governing body, and that, subject to compliance with any applicable regulatory laws or regulations governing the sale or delivery of the Services, the entering into of this Agreement and the fulfillment of its obligations hereunder does not contravene any law, statute or contractual obligation of the parry giving the representation or warranty.

                  (b) Each party represents and warrants to the other that no suit, action or arbitration, or legal administrative or other proceeding is pending or has been threatened against the representing party that would affect the validity or enforceability of this Agreement or the ability of the representing party to fulfill its commitments hereunder, or that could result in any material adverse change in the business or financial condition of the representing party.

         4.2 Supplier Representations. The Supplier hereby represents and warrants to the Customer that, as of the date of this Agreement, the Supplier is an indirect wholly-owned subsidiary of Unicom Corporation.

         4.3      Supplier Covenants.

                  (a) Contingency Plan. The Supplier covenants that it shall be responsible for developing a written contingency plan, with the technical assistance of the Customer, setting forth an agreed upon process for dealing with interruptions to Services, which contingency plan shall have as its goal minimizing the duration and effect of such interruptions to Services. Because the contingency plan may require the purchase or lease of equipment, the parties shall use their best efforts to agree upon the contingency plan on or before the date upon which the "Guaranteed Maximum Plant Price" is fixed under the Development Agreement. If the parties are unable to agree upon the contingency plan on or before such date, then the Supplier shall be entitled to require an increase in the Guaranteed Maximum Plant Price with respect to any items required by the final contingency plan agreed upon which terms were not included in determining the Guaranteed Maximum Plant Price. In order to facilitate the process of establishing the contingency plan, within 120 days after the date of receipt of the Notice to Proceed by the Supplier, the Supplier will prepare an initial draft thereof and provide the same to the Customer, which, within fifteen (15) days of receipt thereof, shall review the same and provide written comments with respect thereto to the Supplier, or, if the Customer deems such plan to be satisfactory, then the Customer shall provide written confirmation of such satisfaction to the Supplier within such fifteen (15) day period. (In the absence of any written comments from the Customer within such fifteen (15) day period, the Supplier shall be entitled to presume that the Customer is satisfied with such plan as provided.) In the event that the Customer provides comments, the parties will meet to review the same and seek in good faith to incorporate such comments into the agreed final plan.

                  (b) Ownership of Northwind. The Supplier covenants that it shall not permit any transfer of any membership interest in the Supplier by the sole member of the Supplier as of the date of this Agreement, and not to issue any new membership interests in the Supplier, except as provided for in Section 10.2, without the prior written consent of the Customer (such consent not to be unreasonably withheld).

                  (c) Third Party Energy Service Agreements. The Supplier covenants that it shall not modify the Energy Service Agreement entered into by the Supplier with Music without Customer's prior written consent, provided such consent is not unreasonably withheld (provided, however, that Customer's consent shall not be required in the event of a Payment Default), and that such Agreement is in force substantially identical to this Agreement.

                                    ARTICLE 5
                              ADDITIONAL AGREEMENTS

         5.1      Conditions Precedent To Effectiveness.

                  (a) The Supplier and the Customer agree that this Agreement and the obligations of the parties hereunder shall not become effective until each of the following conditions has been satisfied:

                           (i) all exhibits to this Agreement shall have
been agreed upon in definitive form, initialed by the parties and attached hereto, it being agreed and acknowledged that certain of the exhibits attached hereto on the date of execution of this Agreement have been identified as "preliminary" and are subject to further refinement as agreed by the parties, within specified applicable time limits identified herein, in connection with finalization of the plans and specifications for the Premises;

                           (ii) the Supplier shall have entered into a
construction agreement in form and terms reasonably satisfactory to the Supplier providing for the construction of the Northwind Facilities; and

                           (iii) Financial Closing shall have occurred and
the Customer shall have become the fee owner of the "Aladdin Lands" (as such term is defined in the

Development Agreement), subject to any Customer obligations to convey portions thereof to Bazaar and Music.

                  (b) In addition, it shall be a condition precedent to the initial obligation of the Supplier to deliver any Service hereunder on the date when such Service is first required to be provided by it hereunder that (i) the Customer shall have complied in all material, respects with all of its covenants and Agreements contained herein to be complied with during the period from the date hereof to the date upon which such Service is to be delivered, and (ii) the Customer shall have provided to the Supplier evidence reasonably satisfactory to the Supplier that the Customer has obtained or is or will use all reasonable efforts to obtain all clearances, permits, licenses and approvals which are necessary for the Customer to construct and/or operate the Premises as contemplated hereby and receive such Services from the Supplier as of such date.

                  (c) In addition, it shall be a condition precedent to the initial obligation of the Customer to receive any Service hereunder on the date when such Service is first required to be provided hereunder or to pay Contract Capacity Charges or Consumption Charges otherwise required to be received by it hereunder that: (i) the Supplier shall have complied in all material respects with all of its covenants and Agreements contained herein to be complied with during the period from the date hereof to the date when such Service is to be delivered, and (ii) the Supplier shall have provided to the Customer evidence reasonably satisfactory to the Customer that the Supplier has obtained or will use all reasonable efforts to obtain all third party clearances, permits, licenses and approvals which are necessary for the Supplier to construct and/or operate the Northwind Facilities as contemplated hereby.

         5.2 Insurance. The respective insurance requirements for the Supplier and the Customer are set forth in Exhibit E attached hereto, and shall be maintained throughout the term of this Agreement. The liability of each party under this Agreement to the other party shall not be diminished by the insurance limitations set forth in said Exhibit E, except as set forth in below in this
Section 5.2. All insurance policies required by this Section shall provide that such policies may not be cancelled or terminated without thirty (30) days prior written notice to the Customer, Customer's lenders and the Supplier. All liability insurance policies of Supplier and all insurance policies of Customer shall name the Customer's lender as an additional insured.

                  Each party hereto agrees that the insurance described above to be provided by the other party may be provided through blanket coverages which may be provided in whole or in part through a policy or policies covering other liabilities and locations of the party obligated to provide such insurance and its affiliates.

                  Each party hereby releases, to the extent legally possible for it to do so without invalidating its insurance coverages, for itself and on behalf of its insurer, the other party hereto and its respective officers, directors, agents, members, partners, servants and employees from liability for any loss or damage to any or all property located on the Aladdin Lands which loss or damage is of the type and within the limits covered by the "all-risk" property damage insurance and other property/casualty insurance which the parties have agreed to obtain and maintain in effect pursuant to this Section 5.2, irrespective of any negligence on the part of the released party and its respective officers, directors, agents, members, partners, servants or employees, which may have contributed to or caused such loss or damage. Each party covenants that it will,if available; obtain for the benefit of the other party and its officers, directors, agents, members, partners, servants and employees, a waiver of any right of subrogation which the insurer of such party may acquire against such parry by virtue of the payment of any such loss covered by insurance. In the event a party is by law, statute or governmental regulation unable to obtain a waiver of the right of subrogation for the benefit of the other party (and its respective officers, directors, agents, members, partners, servants and employees), or its insurance carriers will not give such a waiver, or its property/casualty insurance will be invalidated or terminated by the waiver and release set forth in the first sentence of this paragraph, then, during any period of time when such waiver is unobtainable, said party shall not have been deemed to have released any subrogated claim of its insurance carrier against such party (or its respective officers, directors, agents, members, partners, servants and employees), and during the same period of time, such other party shall not have been deemed to have released the party which has been unable to obtain such waiver (or such party's respective officers, directors, agents, members, partners, servants, or employees) from any claims it or its insurance carrier may assert which otherwise would have been released pursuant to this Section 5.2.

         5.3 Confidential Information. The Customer and the Supplier each agree to treat in confidence all information regarding this Agreement and the performance by the parties of their obligations hereunder and all information which either the Customer or the Supplier will have obtained from the other party in contemplation of entering into, or in the performance of, this Agreement and not make any use of any of such information for any purpose other than complying with its obligations under this Agreement and the Related Agreements. Such information will not be communicated to any Person other than the Customer, the Supplier, Aladdin Bazaar, LLC and Aladdin Music, LLC and their respective officers, directors, employees, members, agents, attorneys and professional consultants, except to the extent disclosure of such information:

                  (a) is required by law or governmental authority;

                  (b) is made by a party pursuant to litigation in which such party is a party;

                  (c) is made to any lender or prospective lender to such party (provided, such lender or prospective lender agrees in writing to keep such information confidential on the terms set forth in this Section 5.3); or

                  (d) is made to a Person under contract with the disclosing party, or to which the disclosing party wishes to sell or assign all or part of its business or an equity interest in such Person in a transaction permitted hereby, which Person has given a confidentiality undertaking which is substantially similar to this one.

If either party is required to disclose confidential information pursuant to clause (a) above, such party will take reasonable steps to limit the extent of the disclosure and to make such disclosure confidential under the circumstances and will, to the extent it reasonably can do so in the circumstances, afford the other party hereto notice of such request for disclosure so as to permit such other party to seek an appropriate protective order or other means by which such information may be maintained in confidence pursuant to such disclosure. Information provided by a party hereunder will remain the sole property of the party providing such information. The obligation of each party to treat in confidence, and not to use, information which it will have obtained from the other party will not apply to any information which (x) is or becomes available to such party from a source not otherwise under obligations of confidentiality with respect thereto, other than the party providing such information, or (y) is or becomes available to the public other than as a result of disclosure by such party or its agents in breach of this Section 5.3.

         5.4 Financial Information. The Customer agrees to provide to the Supplier from time to time the following financial information concerning the
Customer:

                  (a) copies of all definitive documentation governing indebtedness incurred by the Customer to finance (or refinance) the construction of the Premises;

                  (b) until such time, if ever, as the Customer becomes a reporting company under the Securities Exchange Act of 1934, as amended (or any successor statute thereto), copies of all monthly, quarterly and annual financial statements and forecasts which the Customer is obligated to provide to its lenders or to the trustee in respect of the 13.5% Senior Discount Notes Due 2010 to be issued by certain Affiliates of the Customer, which financial statements and forecasts will be provided concurrently or promptly after they are provided to such lenders and/or such trustee;

                  (c) in the event that the Customer or its parent entity shall file a registration statement under the Securities Act of 1933, as amended (or any successor statute thereto), the Customer will provide a copy of such registration statement (including any preliminary prospectus contained therein) to the Supplier promptly after the same has been filed with the United States Securities and Exchange Commission, or any successor entity thereto (the "SEC"); and

                  (d) from and after the date, if ever, upon which the Customer or its parent entity shall become a reporting company under the Securities Exchange Act of 1934, as amended (or any successor statute thereto), in lieu of the financial statements required by the preceding clause (b), the Customer will provide to the Supplier, by hard copy or electronically, promptly after filing of the same with the SEC, copies of all reports and financial statements filed with the SEC, including, but not limited to, any reports on any of Form S-K, Form 10-K or Form 10-Q and any annual reports to shareholders.

All such financial information, other than information which is contained in filings with the SEC, shall be received and held in confidence and shall not be used or disclosed by the Supplier except as permitted by Section 5.3 hereof with respect to the confidential information provided by the Customer to the Supplier.

         5.5 Transfer of Information to Customer Pursuant to Sale. The Supplier hereby agrees that in the event that the Customer acquires the Northwind Facilities pursuant to Section 6.3, 6.4 or 9.3, the Supplier will provide the Customer with copies of all specifications, manufacturers' warranties, design drawings, operating manuals and maintenance records for the Northwind Facilities, as well as other information concerning the design, operation and maintenance of the Northwind Facilities which are in the possession or control of the Supplier and which are relevant or reasonably necessary to the Customer's ownership or operation of the Northwind Facilities and will transfer to the Customer all of the Supplier's right, title and interest in and to such materials and items, which transfer shall be without recourse and without representation or warranty as to title to any such materials or items.

         5.6 Fuel and Electricity Arrangements. From time to time, as the Customer may reasonably request, the Supplier shall provide the Customer with information concerning the Supplier's arrangements then in effect with respect to the purchase of fuels for use in providing Services hereunder and with respect to obtaining electricity from third party providers. The Supplier agrees that it shall use best efforts to obtain economical and reliable sources of fuels and electricity from third party providers.

         5.7      Regulatory Compliance Re Electricity.

                  (a) The provisions of this Section 5.7 shall not in any way affect the obligation of the Supplier to construct and demonstrate "Final Completion" (as such term is defined in the Development Agreement) of the Northwind Facilities, or to provide Chilled Water Service or Hot Water Service or to procure and provide to the Customer electricity up to the Specified Demand Amount applicable from time to time under this Agreement. The parties acknowledge that the generation, distribution, transmission and/or sale of Electricity Services by the Supplier hereunder may cause the Supplier and/or its Affiliates to be subject to compliance with or obtaining exemption from certain federal and Nevada laws and regulations. The Supplier agrees, for itself and its Affiliates, subject to Section 5.7(b) hereof, to comply with, or obtain the necessary exemption from, any applicable laws and regulations affecting the Supplier's generation, distribution, transmission and/or sale of Electricity Services hereunder such that, on the Substantial Completion Date, the Supplier will lawfully be able to provide, or cause to be provided, such Electricity Services to the Customer. The Customer, in turn, agrees to comply with any request of the Supplier which the Customer, in its good faith judgment, deems reasonable in connection with such regulatory compliance, including, without limitation, a request to amend this Agreement, the Lease or the Development Agreement in any way reasonably (in the good faith judgment of the Customer) necessary in the circumstances, so long as, as a result thereof, (i) the reliability of the Electric Services provided to the Customer is not adversely affected, (ii) the Supplier's responsibility to comply with its obligations in accordance with this Agreement, the Development Agreement and the Lease remains in full force and effect, (iii) the fees paid by the Customer pursuant to this Agreement are not increased, and (iv) the Customer's costs and expenses of any such action will be borne solely by the Supplier, provided that this subsection
(iv) shall not apply to the extent such action becomes reasonably necessary, in whole or in part, as a result of a change in the Customer's circumstances.

                  (b) The Customer agrees that, provided the Supplier uses best efforts to comply or obtain any necessary exemption from any applicable federal and Nevada laws and regulations, the Supplier need not become a "public utility" under Nevada law in order to comply with its obligations under this Agreement and Unicom Corporation need not, solely as a result of Supplier's compliance with its obligations under this Agreement, become a registered holding company pursuant to the Public Utility Holding Company Act of 1935 ("PUHCA"), as amended. Subject to the foregoing, the Customer and the Supplier agree to the following:

                           (i) Notwithstanding any other provisions in this Agreement, from the Substantial Completion Date to March 1, 2000, the Supplier shall only be obligated to provide the Customer with electricity produced by the Northwind Facilities;

                           (ii) The Supplier shall use best efforts to ensure that on or before March 1, 2000 it will be able to provide to the Customer, pursuant to the terms of this Agreement, the Electricity Services as defined in Section 2.1; best efforts shall not include requiring the Supplier to become a "public utility" under Nevada law, but shall include, if necessary to meet the Supplier's obligations, certification of the Northwind Facilities as a "Qualifying Facility" as defined in the Public Utility Regulatory Policies Act of 1978, as amended, and the regulations implementing such Act promulgated by the Federal Energy Regulatory Commission, as amended; provided that in order to certify the Northwind Facilities as a Qualifying Facility, the Supplier shall be permitted to transfer a membership interest in the Supplier to a third party, provided the Supplier obtains the Customer's prior written approval, such approval not to be unreasonably withheld or delayed, and provided the Supplier allows the Customer the right of first refusal to acquire the requisite membership interest in the Supplier;

                           (iii) For so long as the Supplier is lawfully able to do so without becoming a "public utility" under Nevada Law, after March 1, 2000, the Supplier shall provide the Customer its Electricity Services, which shall include both electricity generated by the Supplier and electricity otherwise obtained by the Supplier for the Customer; provided, however that such electricity not generated by the Supplier shall be provided by the Supplier to the Customer pursuant to and as part of this Agreement; or

                           (iv) In the event the Supplier, despite its best efforts, is unable to provide the Electricity Services without becoming a "public utility" under Nevada Law or a registered holding company under PUHCA, then after March 1, 2000:

                                    1. the Supplier shall sell to the Customer
                  and the Customer shall purchase from the Supplier all electricity generated by the Northwind Facilities;

                                    2. the Supplier shall be required to obtain
                  on its own behalf, from a third party, electricity required to serve the Northwind Facilities;

                                    3. the Customer shall contract with a third
                  party of its choosing to supply the Customer with the electricity required by the Customer not generated by the Supplier at the Northwind Facilities. Such contract shall be of the shortest term practicable to ensure that the rates, terms and conditions thereof are commercially reasonable (and the Customer and the Supplier shall use reasonable efforts to coordinate their purchases under clauses (iv)2 and (iv)3 to seek to obtain advantageous rates);

                                    4. the Supplier guarantees to the Customer
                  that the blended rate paid by the Customer after March 1, 2000 for electricity, such blended rate to include the rate paid by the Customer to the Supplier and by the Customer to the third party Supplier pursuant to the previous subparagraph 3, shall be lower than the rate then charged by Nevada Power Company to customers with a load comparable to the Customer's load (the "Rate Standard"). The Customer shall provide the Supplier with, yearly statements, if applicable, establishing that the blended rate paid by the Customer for such year was not lower than the Rate Standard for such year. In such event, and within thirty (30) days of receipt of such statement, the Supplier shall make a payment to the Customer sufficient to give the Customer a blended rate which is lower than the Rate Standard.

                           (v) The Customer agrees that in the event the Supplier subsequently becomes able to provide the total Electric Services to the Customer without being considered a "public utility" under Nevada law, then the Customer shall purchase the total Electricity Services from the Supplier in accordance with the terms of this Agreement upon the expiration of any third party contract(s) described above in Section 5.7(b)(iv)(3) then in effect.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

         6.1      Supplier Defaults.

                  (a) Performance Failures.

                           (i) the occurrence of any of the following
events shall constitute a "Performance Failure":

                                    1. if, at any time after the Substantial
                  Completion Date and for any reason other than a Force Majeure Event, chilled water is not provided to the Supplier's side of the Chilled Water Delivery Point at 13,905 gallons per minute and 42 degrees Fahrenheit or lower;

                                    2. if, at any time after the Substantial
                  Completion Date and for any reason other than a Force Majeure Event, hot water is not-provided, to the Supplier's side of the Hot Water Delivery Point at 2882 gallons per minute and 200 degrees Fahrenheit or higher; or

                                    3. if, at any time after the Initial
                  Services Date but prior to the Substantial Completion Date for any reason other than a Force Majeure Event, chilled water is not provided to the Supplier's side of a Chilled Water Delivery Point at 4800 gallons per minute and 46 degrees Fahrenheit or lower.

                           (ii) Actions To Be Taken. Promptly upon becoming
aware of a Performance Failure (whether by notice thereof from the Customer or by the Supplier's monitoring of its systems and the operation of the Northwind Facilities or otherwise) the Supplier shall:

                                    1. immediately seek to determine the cause
                  of such Performance Failure and shall apprise the Customer of the Supplier's conclusion as to such cause as quickly as possible and provide the Customer with a corrective action plan consistent with the Contingency Plan, which the Supplier will implement at its sole cost and expense where the Performance Failure is for any reason other than a Force Majeure Event, except that such implementation with respect to a Performance Failure described in Section 6.1(a)(i)3 will be at the Customer's expense, and use its best efforts to accommodate any changes thereto which the Customer reasonably requests;

                                    2. commence implementation of such
                  corrective action plan, using all best efforts to correct or cure such Performance Failure in the shortest period of time;

                           (iii) Additional Measures. In addition to the
above, immediately upon becoming aware of a Performance Failure, Supplier shall allow Customer or Customer's agents immediate access to the Northwind Facilities and permit Customer full inspection rights of the Northwind Facilities.

                  (b) Service Failures.

                           (i) the occurrence of any of the following
events shall constitute a "Service Failure":

                                    1. if, at any time after the Substantial
                  Completion. Date and for any reason other than a Force Majeure Event, chilled water is not provided to the Supplier's side of the Chilled Water Delivery Point at 13,905 gallons per minute and 44 degrees Fahrenheit or lower;

                                    2. if, at any time after the Substantial
                  Completion Date and for any reason other than a Force Majeure Event, hot water is not provided to the Supplier's side of the Hot Water Delivery Point at 2882 gallons per minute and 190 degrees Fahrenheit or higher;

                                    3. if, at any time after the Substantial
                  Completion Date and for any reason other than a Force Majeure Event, primary and, secondary AC electricity (up to and including the initial transformation) delivered to an Electricity Delivery Point is less than the Specified Demand Amount then in effect;

                                    4. if, at any time after the Initial
                  Services Date but prior to the Substantial Completion Date for any reason other than a Force Majeure Event, chilled water is not provided to the Supplier's side of the Chilled Water Delivery Point at 4800 gallons per minute and 48 degrees Fahrenheit or lower; or

                                    5. if any Performance Failure exists for any
                  seventy two (72) hours of any ninety six (96) hour period.

                           (ii) Actions To Be Taken. Promptly upon becoming
aware of a Service Failure (whether by notice thereof from the Customer or by the Supplier's monitoring of its systems and the operation of the Northwind Facilities or otherwise) the Supplier shall:

                                    1. immediately seek to determine the cause
                  of such Service Failure and shall apprise the Customer of the Supplier's conclusion as to such cause as quickly as possible and provide the Customer with a corrective action plan consistent with the Contingency Plan, which the Supplier will implement at its sole cost and expense where the Service Failure is for any reason other than a Force Majeure Event, except that such implementation with respect to a Performance Failure described in Section 6.1 (b)(i)4 will be at the Customer's expense, and use its best efforts to accommodate any changes thereto which the Customer reasonably requests;

                                    2. commence implementation of such
                  corrective action plan, using all best efforts to correct or cure such Service Failure in the shortest period of time;

                                    3. if the Supplier believes that correcting
                  or curing such Service Failure requires or can reasonably be anticipated to require more than eight (8) hours from the time either party became aware of the Service Failure, promptly notify the Customer of the same and advise the Customer of the efforts which the Supplier believes will be necessary to accomplish such correction or cure, the probable timetable for doing so and any load management adjustments which the Supplier believes will be helpful to minimizing the impact of such Service Failure on the operation of the Premises; and

                                    4. if the Supplier believes that correcting
                  or curing such Service Failure requires or can reasonably be anticipated to require more than twenty four (24) additional hours (thirty two (32) hours from the time either party became aware of the Service Failure), and the Customer believes that the Premises cannot be operated in a reasonably normal manner due to such ongoing Service Failure, Supplier shall procure, at its own expense (but without reduction of the Contract Capacity Charges and Consumption Charges hereunder except to the extent each reduction is mandated by Section 6.1 (c)(ii) below), substitute Services (meaning, for example, in the case of Chilled Water Services or Hot Water Services, portable temporary chillers or boilers) in accordance with the Contingency Plan to be brought to the site and put into operation as quickly as possible.

                           (iii) Additional Measures. In addition to the
above, immediately upon becoming aware of a Service Failure, Supplier shall allow Customer or Customer's agents immediate access to the Northwind Facilities and permit Customer full inspection rights of the Northwind Facilities. If Customer identifies the cause of such Service Failure and requires corrective action or cure, Supplier shall either promptly take such corrective action or promptly make such cure, or permit the Customer to take any action reasonably intended to correct or cure such Service Failure at the Supplier's sole cost and expense (except that, other than as provided in Section 6. l(c)(ii) below, the Customer shall remain liable for the Contract Capacity Charge) and/or assume control of the Northwind Facilities and maintain such control until the Service Failure has been cured or corrected.

                  (c) Service Defaults. If any Service Failure other than a Service Failure under Section 6.1(b)(i)(4) continues for any thirty, two (32) hours of any forty eight (48) hour period, it shall be deemed a "Service Default" and the following additional provisions shall apply:

                           (i) Control of Northwind Facilities. The
Customer shall have the right to assume control of the Northwind Facilities and maintain such control until such Service Default has been cured or corrected and take any action reasonably intended to correct or cure such Service Default at the Supplier's sole cost and expense (except that, other than as provided in Section 6.1(c)(ii) below, the Customer shall remain liable for the Contract Capacity Charge).

                           (ii) Abatement. The Customer shall be entitled to
an abatement of the Contract Capacity Charge for the month during which such Service Default has occurred in an amount equal to (A) the Contract Capacity Charge then in effect for such month multiplied by a fraction, the numerator of which shall be the number of days during which such Service Default has occurred during such month and the denominator of which shall be the number of days in such months, multiplied by (B) 70% if such Service Default was with respect to Chilled Water Service, or 9% if such Service Failure was with respect to Hot Water Service, or 21% if such Service Default was with respect to Electricity Service. The amount of any applicable abatement of Contract Capacity Charges under this Section 6.1 (b) shall be due and payable on the first day of the month following the month during which such Service Default shall have occurred and may be off-set by the Customer against the Contract Capacity Charge which is due and payable on such date with respect to the month then beginning.

                           (iii)    Retain Consultants and Implement
Consultants' Recommendations. The Customer shall have the right to hire, at the expense of the

Supplier, an independent consultant to review the circumstances involving the Service Default and make written recommendations as to reasonable corrective action (the "Consultants' Recommendations"), which shall be provided to the Supplier and promptly implemented by the Supplier at its sole expense (or, if the Customer has assumed control of the Northwind Facilities pursuant to Section 6.1(b)(i), may be implemented by the Customer at the Supplier's sole expense).

                           (iv) Termination of Agreement. In the event that
the Supplier fails to promptly implement the Consultants' Recommendations in accordance with a reasonable timetable agreed upon by the consultant, or to otherwise correct any Service Default (or provide substitute services reasonably acceptable to the Customer for the Services which are the subject of such Service Default) within the timetable reasonably recommended by such independent consultants, the Customer shall have the right to terminate this Agreement by not less than thirty (30) days' prior written notice to the Supplier specifying the effective date of termination, which shall be the date upon which Customer acquires the Northwind Facilities pursuant to Section 6.4.

                  (d) Other Defaults.

                           (i) In the event of failure, other than a
Performance Failure, a Service Failure or a Service Default, by the Supplier to comply with or perform any agreement or obligation to be complied with or performed by the Supplier in accordance with this Agreement, which failure is not the result of actions or omissions of the Customer and which failure remains uncorrected or uncured thirty (30) days after notice of such failure is given to the Supplier by the Customer (or, if such failure is of such a nature that it cannot reasonably and with due diligence be corrected or cured within such thirty (30) day period and the Supplier commences action to correct or cure such default within such thirty (30) day period and thereafter diligently and without interruption or delay completes the correction or cure of such failure, such longer time as is necessary to complete such correction or cure, in no event to exceed one hundred eighty (180) days), the Customer shall have the right: (1) at the Supplier's sole cost and expense (except that, other than as provided in Section 6.1(c)(ii) below, the Customer shall remain liable for the Contract Capacity Charge), to take any action reasonably intended to correct or cure such failure; or (2) to terminate this Agreement by not less than thirty (30) days' prior written notice to the Supplier specifying the effective date of termination.

                           (ii) Termination Without Prejudice. Any election
by the Customer to terminate this Agreement under Section 6.1 shall be without prejudice to the other rights and obligations of the parties hereunder and shall not relieve the Supplier of its obligation to provide Services hereunder until the effective date of termination, but any subsequent correction by the Supplier of the event which is the basis for such notice of termination shall not be effective to cause rescission of the effectiveness of such termination unless the Customer shall otherwise agree at the time of the subsequent correction, provided that the Customer acquires the Northwind Facilities pursuant to Section 6.4.

         6.2 Customer Defaults. The occurrence at any time with respect to the Customer of any of the following events constitutes a Customer Default:

                  (a) failure by the Customer to make, within twenty five (25) days after the Due Date, any payment stated herein, to be due from it hereunder (each, a "Payment Default"); provided, however, that failure to make a payment which results from the Customer's right of abatement pursuant to Section 6.1 hereof shall not be a Payment Default;

                  (b) except as otherwise excused pursuant to Section 7.1 hereof, failure, other than a Payment Default, by the Customer to comply with or perform any agreement or obligation to be complied with or performed exclusively by the Customer in accordance with this Agreement, which failure is not the result of actions or omissions by the Supplier, or Music, if such failure is not remedied on or before the 30th day after notice of such failure is given to the Customer and Music by the Supplier, provided if such default is of such a nature that it cannot reasonably and with due diligence be cured within such thirty
(30) day period and the Customer commences to cure such default within such thirty (30) day period and thereafter diligently and without interruption or delay completes the cure of such default within a reasonable period of time, but in no event to exceed one hundred eighty (180) days, it will not constitute a Customer Default.

         6.3      Remedies Upon Customer Default.

                  (a) In addition to any other remedies available at law or in equity, upon the occurrence of a Payment Default, the Supplier shall have the right, upon providing the Customer with an additional five (5) days' prior written notice (sixty (60) days from when the invoice was received by the Customer), to discontinue the supply of Services to the Customer until the Customer remedies such Payment Default; provided that if such Payment Default continues for a period of one hundred fifty (150) consecutive days (one hundred eighty (180) days from when the invoice was received) or more the Supplier, by written notice to the Customer, may terminate the Customer's right to cure such Payment Default by terminating this Agreement, without prejudice to the Supplier's claims in respect to such Payment Default and other rights accruing hereunder prior to such termination.

                  (b) In the event of a Customer Default, other than a Payment Default, which remains uncorrected or uncured thirty (30) days after notice of such Customer Default is given to the Customer by the Supplier (or if such Customer Default is of such a nature that it cannot reasonably and with due diligence be corrected or cured within such thirty (30) day period and the Customer commences action to cure or correct such Customer Default within such thirty (30) day period and thereafter diligently and without interruption or delay completes the correction or cure such Customer Default, such longer time as is necessary to complete such connection or cure, in no event to exceed one hundred eighty (180) days), the Supplier shall have the right to require the Customer to purchase the Northwind Facilities for a purchase price equal to the Make Whole Amount at such time.

         6.4 Customer's Obligation to Purchase Upon Termination. If the Supplier shall fail to comply with its obligations to correct any Service Default which it is obligated to correct hereunder and the Customer has given notice of termination of this Agreement pursuant to Section 6.1(b), Section 6.1(c) or
Section 6.1(d), then the Supplier shall thereupon be obligated to sell, assign and transfer, and the Customer shall thereby be obligated to purchase and acquire possession and ownership of the Northwind Facilities upon the effective date of termination for a purchase price (the "Payment Amount") equal to (a) the Supplier's investment in the Northwind Facilities, determined in accordance with Exhibit C, multiplied by a fraction the numerator of which shall be the number of months remaining in the Initial Term and the denominator of which shall be 240, minus (b) any costs incurred by Customer for required repair and/or maintenance. The Payment Amount shall not provide for any return on Supplier's project investment. (See 9.2)

                  In such event, on such date of termination or as soon as reasonably possible, the Customer shall pay to the Supplier through escrow and by wire transfer of immediately available funds, an amount equal to the Payment Amount and shall, with respect to all contracts approved of by Customer in advance of their execution (which approval the Customer will consider in good faith) concurrently assume, and agree to indemnify and hold the Supplier harmless from, as of the date of such termination and for all periods thereafter, all obligations of the Supplier accruing on or after the date of termination under any contracts or Agreements with respect to the Northwind Facilities (excluding, however, at the option of the Customer, any such contract or agreement entered into with Nevada Power Company (or any wholly-owned subsidiary of Nevada Power Company), Boston Edison, Ontario Hydro, Houston Industries or UTT or any of their Affiliates which in Customer's sole discretion is deemed to be materially more onerous to the Supplier than a third party arm's length agreement for the same goods or services would be in the circumstances) under a written assignment and assumption agreement in form and substance reasonably satisfactory to the Supplier and its counsel, against delivery by the Supplier of possession of the Northwind Facilities and an executed bill of sale therefor in form and substance reasonably satisfactory to the Customer and its counsel.

         6.5 Lenders' Right to Cure. Each party hereto hereby agrees that in the event that the other party hereto shall make any assignment of its rights hereunder to any lender or lenders to whom such party provides a security interest in such party's right, title and interest in the Premises or the Northwind Facilities, as applicable, in connection with financing (or refinancing) the Premises or the Northwind Facilities, respectively, that each party will provide such lenders or the entity identified to the parties as having authority to act as the agent for such lenders with all notices given pursuant to this Agreement and that such lender or lenders shall have an additional ten (10) days to cure any failure by such party to comply with its obligations hereunder. The Supplier agrees that it shall afford Music and Bazaar, and their lenders, identical cure rights.

         6.6 Remedies Not Exclusive. The right of the Customer to terminate this Agreement pursuant to Section 6.1 and to acquire the Northwind Facilities pursuant to Section 6.4 and the rights of the Supplier to cease providing Services and to terminate this Agreement and/or require the Customer to purchase the Northwind Facilities pursuant to Section 6.3 shall not be deemed to be exclusive and, except as expressly waived in Section 8.1 and Section 8.2, shall be in addition to any and all other rights either of them may have at law or in equity for any default under Section 6.1(d) or any Service Default or Customer Default (as applicable) hereunder after notice and any opportunity to cure provided for herein. The remedies provided herein for a Performance Failure or a Service Failure shall be the exclusive remedies until such failure or failures become a Service Default.

                                    ARTICLE 7

                                 FORCE MAJEURE

         7.1      Force Majeure.

                  (a) If either party hereto is prevented from or delayed in performing any of its obligations hereunder by reason of a Force Majeure Event, such party will notify the other party in writing as soon as practicable and will be excused from its obligations hereunder to the extent of such interference; provided, that no payment obligation hereunder will be excused or delayed as the result of a Force Majeure Event.

                  (b) The party whose performance hereunder is prevented or delayed as the result of a Force Majeure Event will use reasonable efforts to remedy its inability to perform; provided, however, nothing in this Section 7.1
(b) will be construed to require the settlement of any strike, walkout or other labor dispute with its employees on terms which are contrary to its interest. The Supplier agrees however, that in the event of a strike, walkout or other labor dispute which may reasonably be expected to interrupt the providing of Services due to the Supplier's employees participating in or honoring such strike, walkout or dispute, (i) the Supplier, at Supplier's sole cost and expense (but without reduction in Contract Capacity Charges), shall use good faith efforts to operate the Northwind Facilities using management or other personnel which will not participate in or honor such strike, walkout or dispute, and (ii) if the Supplier will not be able to operate the Northwind Facilities using such management or other personnel, the Supplier will cooperate with the Customer to permit the Customer or its duly authorized representative, at Supplier's sole cost and expense (without reduction in Consumption Charges and Contract Capacity Charges), to operate the Northwind Facilities in such circumstances, provided that such operation is carried out by personnel which are, in the Supplier's reasonable judgment, adequately trained and experienced to operate the Northwind Facilities.

                  (c) Condemnation. In the event of a condemnation or eminent domain taking of all or part of the site upon which the Plant is to be located (a "Taking"), Supplier shall, as soon as practicable, determine whether it is commercially reasonable and technically feasible in the circumstances for Supplier to redesign, repair and/or restore the Northwind Facilities such that the Supplier can meet its obligations to provide Services to the Customer hereunder. In the event Supplier determines that it is commercially reasonable and technically feasible, Supplier will so inform Customer, this Agreement shall remain in force and, to the extent set forth in Section 8.2 of the Northwind Lease, Supplier shall be entitled to the award or awards from such Taking and the Contract Capacity Charges payable hereunder thereafter shall be adjusted downward in an amount corresponding to any such award paid to the Supplier. In the event that Supplier determines that it is not commercially reasonable or technically feasible in the circumstances to redesign, repair or restore the Northwind Facilities, then Supplier shall so notify Customer and such notice shall also constitute termination of this Agreement, effective on the date when such Taking shall effectively prevent Supplier from complying with its obligations to provide Services hereunder, and, to the extent set forth in
Section 8.1 of the Northwind Lease, Supplier shall be entitled to the award or awards from such Taking. Notwithstanding the foregoing, in the event Supplier and Customer disagree as to whether it is commercially reasonably and technically feasible in the circumstances for Supplier to redesign, repair or restore the Northwind Facilities, then Supplier and Customer shall promptly meet and use their best efforts to resolve such dispute. If the

Parties are unable to resolve such dispute within ten (10) days, then the Parties shall refer such dispute to the "Independent Engineer"(as defined in the Development Agreement). The Independent Engineer's conclusion as to whether it is commercially reasonable and technically feasible in the circumstances for Supplier to redesign, repair or restore the Northwind Facilities shall be accepted by and binding upon the Parties.

                  (d) In the event of a Force Majeure Event of a nature such that, by implementation of the Contingency Plan (or a part thereof), Services may be provided to the Customer during the interruption caused by such Force Majeure Event, then, upon the Customer's request and at the Customer's expense, except as set forth in Section 7.l(b) above the, Supplier shall use its best efforts to implement the Contingency Plan (or portion thereof which is applicable) to mitigate the interruption of Services caused by such Force Majeure Event.

                                    ARTICLE 8
                                 INDEMNIFICATION

         8.1 Indemnification by the Supplier. The Supplier agrees to protect, indemnify and hold harmless the Customer Group Member from and against any and all Loss and/or Expense, other than loss business, lost profits and other special and/or consequential damages, whether direct or indirect (all claims for which are hereby irrevocably waived), incurred by the Customer Group Member in connection with or arising from:

                  (a) any breach by the Supplier of its obligations hereunder;

                  (b) the installation, maintenance, operation, repair, removal, replacement or alteration of any portion of the Northwind Facilities or the Supplier's metering and other equipment and piping on the Premises, including the Supplier Interconnection Equipment, or any acts or omissions of the Supplier or those Persons under its direction or control in connection therewith; provided such Loss or Expense does not result from actions or omissions of the Customer or those Persons under its direction or control (including its agents and those which it has authorized or knowingly permitted to act on its behalf);

                  (c) any unauthorized operation, maintenance or alteration of, or action affecting, the Customer's equipment, or any component thereof, by the Supplier or those Persons under its direction or control (including its agents and those which it has authorized or knowingly permitted to act on its behalf); or

                  (d) any claims, obligations, damages, expenses or liabilities to third parties for personal injury or property damage to the extent they arise out of any legally actionable action of the Supplier or its agents, contractors or employees, or those Persons under its direction or control, provided that this indemnity shall not apply to the extent that the claim, obligation, damage, expense or liability arises from the negligence or willful misconduct of, or a breach of the Customer's obligations under this Agreement by, the Customer, its agents, contractors or employees, or those Persons under its direction or control;

but excluding any Loss or Expense arising from interruption of Services permitted by Section 6.3(a) or Section 7.1.

         8.2 Indemnification by the Customer. The Customer agrees to protect, indemnify and hold harmless the Supplier Group Member from and against any and all Loss and/or Expense incurred by the Supplier Group Member in connection with or arising from:

                  (a) any breach by the Customer of its obligations hereunder;

                  (b) any acts or omissions of the Customer or those Persons under its direction or control; provided such Loss or Expense does not result from the acts or omissions of the Supplier or those Persons under its direction or control (including its agents and those which it has authorized or knowingly permitted to act on its behalf) or, other than as set forth in clause
(c) below, any third Persons; or

                  (c) any claims, obligations, damages, expenses or liabilities to third parties for personal injury or property damage to the extent they arise out of any legally actionable action of the Customer or its agents, contractors or employees, or those Persons under its direction or control, provided that this indemnity shall not apply to the extent that the claim, obligation, damage, expense or liability arises from the negligence or willful misconduct of, or a breach of the Supplier's obligations under this Agreement by, the Supplier, its agents, contractors or employees, or those Persons under its direction or control.

         8.3      Notice of Claims.

                  (a) If a claim is asserted or action brought against an Indemnified Party and the Indemnified Party believes that it is entitled to indemnification under this Article 8, the Indemnified Party shall promptly notify the Indemnitor, in writing, of such claim or action. Such notice shall be provided in sufficient time to enable the Indemnitor to assert and prosecute appropriate defenses to the claim or action; provided, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it will have been prejudiced by such failure. Upon the receipt of such notice, the Indemnitor shall make a prompt determination of whether it believes it is required to indemnify the Indemnified Party, and shall promptly notify the Indemnified Party, in writing, of its determination. If the Indemnitor determines that it is required to indemnify, it shall assume the defense of the Indemnified Party, including the employment of counsel, and shall thereafter pay all costs and expenses relative to the defense of the claim or action. The Indemnified Party shall cooperate with the Indemnitor in all reasonable aspect in this defense. The Indemnified Party shall also have the right, at its own expense, to employ separate counsel in any such action and to participate in the defense thereof. The Indemnitor shall not be liable for any settlement of any claim or action made without its consent.

                  (b) In calculating any Loss or Expense there will be deducted
(i) the amount of any insurance recovery by the Indemnified Party in respect thereof (and no right or subrogation will accrue hereunder to any insurer) or, in the event that the Indemnified Party has failed to maintain any insurance coverage required by this Agreement to be maintained by such party or fails to make a timely claim under any applicable insurance, the amount of the insurance recovery which would reasonably be expected to have been received had such insurance been maintained and/or such claim been timely filed, and (ii) the amount of any tax benefit to the Indemnified Party (or any of its Affiliates) with respect to such Loss or Expense (after giving effect to the tax effect of receipt of the indemnification payments).

                  (c) After any Claim Notice has been given pursuant hereto, the amount of indemnification to which an Indemnified Party will be entitled under this Article 8 will be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor agree.

                                    ARTICLE 9
                                      TERM

         9.1      Term.

                  (a) Unless the Supplier has been given by Customer the Notice to Proceed on or before May 1, 1998 and the conditions precedent set forth in
Section 5.1 hereof have been met to the Supplier's reasonable satisfaction on or before such date (or, with respect to any condition which the Supplier is willing to waive on or before such date, waived in a writing delivered to the Customer on or before such date), at any time thereafter the Supplier may terminate this Agreement and its obligations hereunder by written notice to the Customer, such termination to be effective immediately; provided, however, that upon Supplier's acceptance of the Notice to Proceed, Supplier's right to terminate this Agreement pursuant to this section shall be null and void, and no longer in effect. In the event that the Development Agreement is terminated by Aladdin pursuant to Section 10(b) thereof, or by the Supplier pursuant to Section 2(k), Section 10(d) or Section 10(c) thereof, then this Agreement shall concurrently terminate and be of no further force or effect.

                  (b) Unless sooner terminated pursuant to clause (a) above or any of Section 6.1 or Section 6.4, Section 7.1(c) or Section 9.3, this Agreement will remain in effect for the Initial Term, and will continue in effect for each Renewal Term, if any; provided that there shall not be more than three (3) Renewal Terms hereunder. Unless written notice that this Agreement will terminate on the last day of the then current Initial Term or Renewal Term is provided by either party at least twelve (12) months prior to the end of the then current Initial Term or Renewal Term, this Agreement will continue for an additional Renewal Term.

         9.2 Effect of Termination. Upon the expiration or termination of this Agreement:

                  (a) unless the Customer purchases the Northwind Facilities pursuant to Section 9.3 or directs the Supplier to remove the Northwind Facilities pursuant to Section 9.2(b) (in which case the Supplier shall so disconnect and remove the Northwind Facilities), the Supplier shall abandon the Northwind Facilities as is and where is and shall have no further obligations under this Agreement or the Lease in respect thereof;

                  (b) if the Customer directs the Supplier to remove the Northwind Facilities, then the Supplier, at the Customer's expense (less any net proceeds of salvage or other disposition of the Northwind Facilities), will remove the Northwind Facilities and all Supplier Interconnection Equipment and any other property of the Supplier on the Premises in a prudent and workmanlike manner, and will repair and restore in a manner reasonably satisfactory to the Customer all damage to the Premises caused by such removal (and pay for such damage where caused by Supplier's negligence or wilful misconduct), and the Customer will provide the Supplier access to the Premises reasonably requested by the Supplier to allow the Supplier to remove such property in a timely fashion;

                  (c) the Customer will pay the Supplier all amounts then payable to the Supplier hereunder (including costs of removal under clause (b) above or, in the event the Customer is purchasing the Northwind Facilities under any of Sections 6.3, 6.4, or 9.3, the purchase price payable); and

                  (d) the Customer and the Supplier will have no further obligations hereunder other than (i) obligations accruing prior to the date of such termination or expiration, (ii) Customer's obligations to provide access rights pursuant to Section 9.2(b) and (iii) obligations under Section 5.3 and
Article 8, all of which will survive the expiration or termination of this Agreement.

         9.3      The Customer's Option to Purchase.

                  (a) Each of the Customer and the other Customer Group Members shall have a continuing non-exclusive option to purchase the Northwind Facilities at any time prior to termination of this Agreement, exercisable by the Customer alone or together with one or both Customer Group Members by written notice given to the Supplier not less than one (1) year prior to the date upon which such purchase shall close as specified in such notice (the "Closing Date"), which notice shall state that the option under this Section 9.3 is being exercised. The purchase price payable upon such exercise shall equal the Make Whole Amount as of the date of such purchase. The option granted hereby shall expire and be of no further force or effect on the earliest of (i) the expiration of the Term hereof, or (ii) the date upon which any other entity which has an option to purchase the Northwind Facilities effectively exercises such option.

                  It shall be a condition to the Supplier's obligation to consummate the sale hereunder that concurrently with closing the Customer shall assume, and indemnify and hold the Supplier harmless from, all obligations of the Supplier accruing after the Closing Date under all contracts and Agreements with respect to the Northwind Facilities under which any performance obligations will continue following such sale and at the closing the Supplier shall assign and the Customer shall assume all such contracts and Agreements under a written assignment and assumption agreement.

                  (b) In the event that the Customer gives notice that it is exercising its option under this Section 9.3 to acquire the Northwind Facilities, then:

                           (i) not less than ten (10) days nor more than
six (6) months prior to the Closing Date, the Supplier shall obtain and deliver to the Customer payoff letters, in form and substance reasonably satisfactory to the Customer, from the holders of any Facilities Debt or any trustee or agent with power to act for such holders stating the principal amount of such Facilities Debt as of the Closing Date, any accrued interest thereon through such date, and any other amounts which shall be payable in respect thereof as of the Closing Date;

                           (ii) not less than ten (10) days prior to the
Closing Date, the Supplier shall provide to the Customer a written statement of the Make Whole Amount, determined as of the Closing Date, accompanied by appropriate detail. The Customer and its advisors shall be deemed to have accepted such statement unless written objection thereto is delivered to the Supplier within three (3) days after the date of receipt thereof by the Customer. Any such written objection shall specify in reasonable detail the reasons therefor. In the event of such objection, the Supplier and the Customer shall meet and try to reach agreement as to the Make Whole Amount, but if such agreement is not reached within five (5) days after the date upon which such written objections are received by the Supplier, then such matter shall be submitted to three outside accounting firms, one of which shall be the Customer's outside accounting firm, one of which shall be the Supplier's outside accounting firm, and the third of which shall be chosen by the first two firms, and such accounting firms shall each determine the Make Whole Amount and the two determinations which are closest together shall then be averaged and the average of such two determinations shall be the Make Whole Amount;

                  (c) Closing of the purchase shall occur on the Closing Date (or, if such day is not a business day, on the next following business day) or such other date as the parties may agree upon through an escrow established by the Parties. At the closing, the Supplier shall execute and deliver to the Customer such bills of sale and instruments of assignment (including the assignment and assumption agreement referred to in clause (a) above) as are necessary or appropriate to transfer to the Customer all of the Supplier's right, title and interest in and to the Northwind Facilities and any contracts or Agreements to be assigned, on an "as is, where is" basis, without representation or warranty other than as to the Supplier's due authorization and legal capacity to execute and deliver such instruments, documents and Agreements, and the Customer shall deliver to the Supplier the purchase price, by wire transfer of immediately available funds or by other payment means acceptable to the Supplier, and shall execute and deliver such assignment and assumption agreement.

                  (d) In the event that the Customer exercises its option to purchase under this Section 9.3, effective upon closing of the purchase, this Agreement and the Lease shall automatically terminate.

                  (e) In the event that the Customer exercises the option granted by this Section 9.3 but shall fail to consummate the purchase pursuant to such option, such failure shall be a breach of the Customer's obligation to purchase the Northwind Facilities arising pursuant to exercise of such option and the Supplier shall be entitled to any remedies therefor which may be available at law or in equity.

                                   ARTICLE 10
                               GENERAL PROVISIONS

         10.1 Notices. All notices or other communications required or permitted hereunder shall be in writing addressed to the respective party as set forth below and shall be personally served, telecopied or sent by reputable overnight courier service and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Chicago time, otherwise on the next Business Day (provided, in either case, that receipt of such transmission is confirmed); and (c) if delivered by overnight courier, one
(1) day after delivery to courier properly addressed. Notices and other communications shall be addressed to the applicable party as follows:

If to the Customer, to:

                  Aladdin Gaming, LLC

                           c/o Aladdin Management Corporation
                           280 Park Avenue, 38th Floor
                           New York, New York 10017
                           Attention: Ronald Dictrow
                           Fax: (212)661-0844

If to the Supplier, to:

                  Northwind Aladdin, LLC

                           c/o Unicom Thermal Technologies Inc.
                           30 West Monroe Street
                           Suite 500
                           Chicago, IL 60603
                           Attention: President
                           Fax:312-346-3201

If to the Customer's Lender(s), to such addresses as Customer specifies to Supplier in writing.

If to the Supplier's Lender(s), to such addresses as Supplier specifies to Customer in writing.

Any party hereto may change its address for notices and other communications hereunder by a notice delivered to the other party hereto in accordance with this Section 10.1 as then in effect.

         10.2     Successors and Assigns.

                  (a) Neither party shall assign its interest or delegate its duties under this Agreement without the prior written consent of the other party, (which consent shall not be unreasonably withheld), except:

                           (i) the Supplier may assign its right, title and
interest under this Agreement, or any part thereof, to any wholly-owned subsidiary of Unicom Corporation;

                           (ii) the Customer may assign its right, title and
interest under this Agreement, or any part thereof, to any Affiliate, or to Music. Upon any such assignment by the Customer, the Supplier will provide any such assignee with all Notices given by the Supplier pursuant to this Agreement and such assignee (and its lenders) shall have the same respective rights to cure any failure by the Customer to comply with its obligations hereunder that the Customer and its lenders have hereunder In addition, if such assignee (or its lenders) assumes the Customer's rights and obligations hereunder, unconditionally and in a writing delivered to the Supplier, then, upon a request in writing from all such assignees stating that they desire the Supplier to sell some or all of the Services to third parties and specifying the portions of Services which they wish to have the Supplier sell to third parties and expressly and unconditionally committing to relinquish back to the Supplier such portions of the Services to effect such sale (the "Relinquished Services") as of a date specified in such request (but without any reduction in Contract Capacity Charges or Consumption Charges payable hereunder), and provided that such assignees pay all reasonable costs and expenses thereof, then the Supplier will use commercially reasonable efforts to sell any or all of the Relinquished Services to third parties on terms and conditions acceptable to such assignees, and any amounts which the Supplier receives from third parties in respect of Relinquished Services (if any) shall be applied to the Contract Capacity Charges and Consumption Charges payable hereunder (such application to be determined by the Supplier reasonably and in good faith and consistent with the concepts reflected in Exhibit C hereto and subject to such assignees' approval, not to be unreasonably withheld).

                           (iii) the Customer may assign its right, title and
interest in this Agreement to any lender or lenders to whom the Customer provides a security interest in the Customer's right, title and interest in the Premises in connection with financing (or refinancing) the Premises;

                           (iv) the Customer may assign, without the
Supplier's consent, the Customers's right, title and interest in this Agreement to any purchaser of the Premises or all of the interests in the Customer; and

                           (v) the Supplier may assign its right, title and
interest in this Agreement to any lender or lenders to whom the Supplier provides a security interest in the Supplier's right, title and interest in the Northwind Facilities in connection with financing (or refinancing) the Northwind Facilities.

In connection with any such financing or refinancing, from time to time, upon request, each party will provide one or more estoppel certificates in form and substance reasonably satisfactory to the other or such lender. No consent by either party to any assignment or delegation by the other party shall be deemed to be a novation or otherwise to relieve the transferring party of its obligations hereunder unless otherwise expressly so stated in such consent.

                  (b) The Supplier agrees not to permit any transfer of any membership interest in the Supplier, and not to issue any new membership interests in the Supplier without the prior written consent of the Customer (such consent not to be unreasonably withheld); provided, however, that the Customer hereby agrees to any such transfer or issuance to Nevada Power Company (or any wholly-owned subsidiary of Nevada Power Company), Boston Edison, Ontario Hydro, Houston Industries, or to any entity which is beneficially owned solely by Unicom Corporation and one of Nevada Power Company, Boston Edison, Ontario Hydro or Houston Industries (or any wholly owned subsidiary of Unicom Corporation); provided further that Unicom Corporation (or any wholly-owned subsidiary of Unicom Corporation) at all times holds at least a 51% share in the Supplier, unless such percentage requirement needs to be modified in order for Supplier to comply with Section 5.7 hereof.

                  (c) This Agreement will be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or will be construed to confer upon any Person (other than the parties and successors and assigns permitted by this Section 10.2 and Persons expressly benefited by the provisions of Sections 8.1 and 8.2) any right, remedy or claim under or by reason of this Agreement.

         10.3 Entire Agreement; Amendments. This Agreement, the Annex, the Exhibits and Schedules referred to herein, the Development Agreement, the Guaranty the Lease and the Energy Services Coordination Agreement and the documents delivered pursuant hereto and thereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior Agreements or understandings between or among any of the parties hereto. This Agreement will not be amended, restated, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

         10.4 Interpretation. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         10.5 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver will be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any hereto to enforce at any time any provision of this Agreement will not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement will be held to constitute a waiver of any other or subsequent breach.

         10.6 Expenses. Except as otherwise set forth herein, each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all Agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

         10.7 Partial Invalidity. Wherever possible, each provision hereof will be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision will be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable. Upon any such determination that any term or other provision hereof is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the extent possible in the circumstances.

         10.8 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which will be considered an original instrument, but all of which will be considered one and the same agreement, and will become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the Supplier and the Customer.

         10.9 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws and decisions of the State of Nevada.

         10.10 Time. Time is of the essence hereof.

         10.11 No Partnership. This Agreement does not and shall not be construed to create or establish a partnership, agency, joint venture, lease, license or any other relationship between the parties hereto, nor constitute either party as an agent of the other. Neither party hereto shall hold itself out to others, by act or omission, contrary to the terms of this Section 10.11.

         10.12 Arbitration. In the event of any dispute hereunder between the parties, either party may at any time refer the dispute to be settled by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

[Balance of page intentionally left blank; signature page follows.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first written above.

                           ALADDIN GAMING, LLC

                           By:
                               ---------------------------
                           Name: RONALD DICTROW
                           Title: EXEC. V.P.

                           NORTHWIND ALADDIN, LLC

                           By:
                               ---------------------------
                           Name: JOHN MITOLA
                           Title: VICE PRESIDENT & G.M.

                                     ANNEX A

                                   DEFINITIONS

                  The following terms shall have the meanings specified or referred to herein:

                  "Additional Project Investment" means capital expenditures, finance costs and other related costs and expenses incurred by the Supplier for the purposes of the Northwind Facilities at any time after original completion thereof, determined on an "all costs" basis and inclusive of all financing costs through the date of determination, but shall not include Development Expenses or Total Project Investment.

                  "Additional Services" shall have the meaning set forth in
Section 2.1(c).

                  "Additional Services Request" shall have the meaning set forth in Section 2.1(c).

                  "Affiliate" means (i) Bazaar and Music and (ii) with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

                  "Business Day" means a weekday which is not a statutory legal holiday in the city of Las Vegas, Nevada.

                  "Chilled Water Delivery Point" means the Delivery Point for chilled water, as further set forth in Exhibit A.

                  "Chilled Water Interconnection Equipment" means Supplier Interconnection Equipment used for the transfer of Energy from chilled water.

                  "Chilled Water Return Point" means a Return Point for chilled water after it has passed through the Chilled Water Interconnection Equipment for return to the Northwind Facilities.

                  "Chilled Water Services" has the meaning set forth in Section 2.1(a).

                  "Claim Notice" means a notice by a Customer Group Member or a Supplier Group Member seeking indemnification pursuant to Article 8.

                  "Commencement Date" means the earlier of (a) the date upon which the Premises is first opened for business to the public, or (b) March 1, 2000.

                  "Complex" is defined in the Recitals hereto.

                  "Consultant's Recommendations" has the meaning set forth in
Section 6.1.

                  "Consumer Price Index" means the U.S. City Average Consumer Price Index, all items other than food and Energy, not seasonably adjusted, as it appears in the "News" as published monthly by the United States Department of Labor, Bureau of Labor Statistics; provided, however, that if said Consumer Price Index shall cease to exist or is changed, then the term "Consumer Price Index" shall mean such other or similar index or formula as Supplier reasonably selects to measure change in the purchasing power of the U.S. dollar.

                  "Consumption Charge" has the meaning set forth in Section 2.5(b).

                  "Contract Capacity Charge" has the meaning set forth in
Section 2.5(a).

                  "Contract Year" means a one year period to time beginning on the Commencement Date or any anniversary thereof and ending one day less than one year later.

                  "Customer" means the Person identified as the "Customer" in the first paragraph of this Agreement, and the successors and permitted assigns of such Person.

                  "Customer Agreement" means each agreement under which the Customer agrees to provide to any third Person any Services to be obtained from the Supplier hereunder, as any such agreement may be in effect from time to time.

                  "Customer Default" means the events described in Section 6.2.

                  "Customer Energy Requirements" means those energy requirements of the Customer as set forth in Exhibit B.2.

                  "Customer Group Member" means the Customer, its successors and permitted assigns, its officers, directors, employees and agents, and its Affiliates and their respective successors and permitted assigns.

                  "Customer Indemnifiable Event" means the events described in
Section 8.2.

                  "Customer Interconnection Equipment" means that equipment owned and operated by the Customer to receive Services, as shown on Exhibit D hereto.

                  "Delivery Point" means a point at which the Supplier delivers Services, as shown on Exhibit A hereto.

                  "Development Agreement" means that certain Development Agreement dated as of December 3, 1997, between the Customer and the Supplier, as the same may be amended, restated, modified or supplemented and in effect from time to time.

                  "Development Costs" means the aggregate of: (a) all costs and expenses of the Supplier, the Customer, and Music incurred prior to December 3, 1997 for outside engineering work in connection with the design and construction of the Northwind Facilities and the matters set forth in this Agreement and the Related Agreements and the documentation thereof; (b) all costs and expenses of the Supplier incurred on or after December 3, 1997 in connection with the design and construction of the Northwind Facilities and the matters set forth in this Agreement and the Related Agreements and the documentation thereof, provided that internal legal and engineering costs and expenses shall only be included to the extent that the same do not exceed, in the aggregate, $375,000; and (c) all costs and expenses of the Customer, and Music incurred on or after December 3, 1997 for outside engineering work in connection with the design and construction of the Northwind Facilities and the matters set forth in this Agreement and the Related Agreements and the documentation thereof; but only to the extent that the same, when aggregated with all of the costs and expenses of Customer and Music for outside engineering work prior to December 3, 1997, in the aggregate do not exceed an amount reasonably agreed to, in writing, by Customer and Supplier.

                  "Due Date has the meaning set forth in Section 2.8.

                  "Electricity Delivery Point" means any point in the Premises at which electricity is to be received by the Customer, as shown on Exhibit A hereto.

                  "Electricity Services" has the meaning set forth in Section
2.1 (a).

                  "Energy" means any or all of chilled water, hot water and/or electricity, as the context may require.

                  "Expenses" means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

                  "Financial Closing" has the meaning given such term in the Development Agreement.

                  "Force Majeure Event" means any act, event, cause or condition that is beyond the control of the party hereto which is affected thereby, that is not caused by such party's fault or negligence, to the extent by the exercise of reasonable diligence such party is unable to overcome or prevent, including, but not limited to: acts of God, war, civil commotion, embargoes, epidemic, fires, cyclones, droughts or floods, emergencies (other than those caused by the negligence or willful misconduct of the party claiming the Force Majeure Event), change in applicable law and Takings under the terms of this Agreement.

                  "Hot Water Delivery Point" means the Delivery Point for hot water, as further described in Exhibit A.

                  "Hot Water Interconnection Equipment" means Supplier Interconnection Equipment used for the transfer of Energy from hot water.

                  "Hot Water Return Point" means a Return Point for hot water after it has passed through the Hot Water Energy Transfer Stations for return to the Northwind Facilities.

                  "Hot Water Services" has the meaning set forth in Section 2.1
(a).

                  "Indemnified Party" means a Customer Group Member or a Supplier Group Member seeking indemnification pursuant to Section 8.3.

                  "Indemnitor" means a Supplier Group Member or a Customer Group Member from which indemnification is sought pursuant to Section 8.3.

                  "Initial Customer Energy Requirements" shall have the meaning set forth in Exhibit B.

                  "Initial Services" means the delivery of chilled water from the Initial Services Date to the Commencement Date at the capacity and temperature specified in Exhibit B under the heading "Initial Services".

                  "Initial Services Date" means the date nine months from the date on which the Notice to Proceed is received by the Supplier.

                  "Initial Term" means the period of time beginning on and including the Commencement Date and ending on and including the day immediately prior to the twentieth (20th) anniversary of the Commencement Date.

                  "O&M Specifications" means the Operation and Maintenance Specifications to be agreed upon by the parties prior to Final Completion and initialed by the parties and attached hereto as Exhibit F, as the same may be amended, restated, modified or supplemented and in effect from time to time.

                  "Loss" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges, but excluding in any event any lost profits and other special or consequential damages, which result from any Customer Indemnifiable Event or Supplier Indemnifiable Event.

                  "Make Whole Amount" means, as of any date of determination thereof, an amount equal to the aggregate of (a) the Debt Amount, plus (b) the Equity Amount.

For purposes of this definition of "Make Whole Amount":

                  (a) "Debt Amount" shall mean, as of any date of determination thereof, the aggregate of:

                      (i) the then outstanding Debt Service Amount as finally
                   determined pursuant to Exhibit C; plus

                      (ii) any prepayment penalty, premium or other charge
                   payable in connection with the payment or prepayment of such indebtedness, provided that, unless the Customer has approved the terms of the indebtedness, the amount(s) under this clause (iii) shall be limited to such prepayment penalty, premium or charge as would be payable in a comparable financing negotiated at arm's length with unrelated parties; provided, however, that if, in connection with the purchase of the

                  Northwind Facilities, the Customer is permitted by the holders of such indebtedness to assume the Supplier's obligations in respect thereof and the Supplier is released of its obligations in respect thereof concurrently with such assumption, then the Debt Amount shall be zero (0). (The Supplier agrees to use reasonable efforts to obtain the consent of such holders to any such rights of assumption.); and

                           (b) "Equity Amount" shall mean, as of any date of
                  determination thereof, an amount equal to "Return on Equity Amounts" for all remaining Contract Years or portions thereof in the Initial Term discounted by, for each monthly payment thereof, the interest rate applicable to the U.S. Treasury bill, bond or note (as applicable) having a maturity comparable (or as nearly comparable as there may be) to the date when such payment is scheduled to be due, plus (ii) 250 basis points.

                  "Northwind Facilities" has the meaning given in the Recitals of this Agreement.

                  "Northwind Lease" means that certain ground lease of the Site dated as of December 3, 1997, between the Supplier, as lessee, and the Customer as lessor, as the same may be amended, restated, modified or supplemented and in effect from time to time.

                  "Notice of Exercise" has the meaning set forth in Section 2.1(c).

                  "Notice to Proceed" means a written notice from the Customer to the Supplier given in accordance with the Development Agreement and stating that the Supplier shall commence the design and construction of the Northwind Facilities under the Development Agreement.

                  "Offer" has the meaning set forth in Section 2.1(c).

                  "Payment Amount" has the meaning set forth in Section 6.4.

                  "Payment Default" has the meaning set forth in Section 6.2(a).

                  "Performance Failure" has the meaning set forth in Section
6.1.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental authority or regulatory body.

                  "Plant Energy Requirements" means the full requirements of the Northwind Facilities as set forth in Exhibit B.1.

                  "Project Scope" has the meaning set forth in Section 2.1(a).

                  "Premises" has the meaning set out in the Recitals to this Agreement.

                  "PPI" means the Producer Price Index-Commodities for Western South Central Region for commercial natural gas, as it appears in the Producer Price Index published by the United States Department of Labor, Bureau of Labor Statistics; provided, however, that if said Producer Price Index shall cease to exist or is changed, then the term "PPI" shall mean such other or similar index or formula as Supplier reasonably selects to measure change in the price for commercial natural gas in the Southwestern United States.

                  "Related Agreements" means collectively, the Northwind Lease and the Development Agreement.

                  "Return Point" means, with respect to Chilled Water Services, the point at which chilled water returns to Supplier's pipes after it has passed through an Energy transfer station, as shown on Exhibit A hereto, and, with respect to Hot Water Services, the point at which hot water returns to Supplier's pipes after it has passed through an Energy transfer station, as shown on Exhibit A hereto.

                  "Renewal Term" means, in the event that no party has given the notice of termination described in Section 9.1 with respect to the Initial Term or any Renewal Term, the period of time beginning on and including the day immediately after the last day of such Initial Term or Renewal Term and ending on and including the day immediately prior to the fifth (5th) anniversary of the last day of such Initial Term or Renewal Term.

                  "SEC" means the United States Securities Exchange Commission.

                  "Service Default" has the meaning set forth in Section 6.1(b).

                  "Service Failure" has the meaning set forth in Section 6.1(b).

                  "Services" has the meaning set forth in Section 2.1(a).

                  "Site" means the real property in Las Vegas, Nevada, which is leased to the Supplier and is subject to the Northwind Lease and which is described in Exhibit G hereto.

                  "Specified Demand Amount" means, as of any date of determination, the amount of Electricity Service which the Supplier is then obligated to provide to the Customer under this Agreement, which amount shall be
4.9 megawatts (or 4.1 megawatts in the event one generating unit is shut down during required maintenance) for the period from the Substantial Completion Date to March 1, 2000, and thereafter shall be 20 megawatts but which amount may, after March 1, 2000, be decreased from time to time by the Customer by giving not less than thirty (30) days prior written notice thereof to the Supplier; provided that if a reduction is requested, then such reduction can only be made if notice is in accordance with notice required under any applicable third party electricity supply Agreements and the Customer pays any corresponding charges under such electricity contracts attributable to such reduction.

                  "Substantial Completion Date" means the date of "Substantial Completion" as such term is defined in the Development Agreement.

                  "Supplier" means the Person identified as the "Supplier" in the first paragraph of this Agreement, and the successors and permitted assigns of such Person.

                  "Supplier Group Member" means Supplier, its successors and permitted assigns, and its officers, directors, employees and agents, and its Affiliates and their respective successors and permitted assigns.

                  "Supplier Indemnifiable Event" means the events described in
Section 8.1.

                  "Supplier Interconnection Equipment" means the equipment and related piping and apparatus between the Supplier's distribution system and the Customer's equipment, including, without limitation, a plate frame heat exchanger assembly or. equivalent device, piping, valves, metering equipment and controls and additional equipment, if any, described in the Q&M Specifications, installed by the Supplier on the Premises pursuant to the terms of this Agreement for use in providing the Services to the Customer, and all replacements and additions thereto from time to time.

                  "Takings" has the meaning set forth in Section 7.1(c).

                  "Tax" means any present or future tax (including all sales and use taxes), levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any federal, provincial or local taxing authority on Services provided by Supplier or on the Northwind Facilities or the Supplier's operations in respect thereof, or any payments made by Customer under this Agreement, excluding taxes on the income of the Supplier.

                  "Total Project Investment" means the aggregate investment of the Supplier in the Northwind Facilities and all related equipment and piping, when completed, determined on an "all costs" basis and inclusive of all financing costs and Development Costs through the date of determination, including Pre-Commencement Capacity Charge, as defined in Exhibit C.

                             AMENDMENT AND AGREEMENT

         This Amendment and Agreement (hereinafter the "Amendment") is made and entered into as of the 25 day of September, 1998 between Northwind Aladdin, LLC, a Nevada limited-liability company ("Northwind") and Aladdin Gaming, LLC, a Nevada limited-liability company ("Aladdin").

                              W I T N E S S E T H:

         WHEREAS, Northwind and Aladdin are parties to (i) that certain Lease dated as of December 3, 1997 (the "Lease"), (ii) that certain Development Agreement dated as of December 3, 1997 (the "Development Agreement"), and (iii) that certain Energy Service Agreement dated as of September 24, 1998 (the "Energy Service Agreement", and, collectively with the Lease and the Development Agreement, the "Agreements"); and

         WHEREAS, the Agreements contemplate that Northwind will construct and operate the "Northwind Facilities" (as such term is defined in the Energy Service Agreement) to provide hot water, chilled water and electricity services to Aladdin, including construction and operation of certain facilities to generate electricity; and

         WHEREAS, the parties have determined that it shall not be necessary for the Northwind Facilities to include facilities for generating electricity and accordingly the parties desire to amend the Agreements to reflect such determination;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Northwind and Aladdin as follows:

         1. Any capitalized term in this Amendment that is not defined herein shall have the meaning specified or referred to in Annex A to the Energy Service Agreement.

         2. Notwithstanding any provisions in the Lease which obligate Northwind to construct or operate facilities for the generation of electricity for the benefit of Aladdin or obligate Aladdin to compensate Northwind therefor, neither Northwind nor Aladdin shall have any such obligations nor shall Northwind or Aladdin be entitled to receive any such benefits and the Lease is amended accordingly, effective immediately. This Amendment shall be considered Amendment No. 1 to the Lease. Except as expressly amended herein, the Lease remains in force.

         3. Notwithstanding any provisions in the Development Agreement which obligate Northwind to construct or operate facilities for the generation of electricity for the benefit of Aladdin or obligate Aladdin to compensate Northwind therefor, neither Northwind nor Aladdin shall have any such obligations nor shall Northwind or Aladdin be entitled to receive any such benefits and the Development Agreement is amended accordingly, effective immediately. This Amendment shall be considered Amendment No. 1 to the Development Agreement. Except as expressly amended herein, the Development Agreement remains in force.

         4. Notwithstanding any provisions in the Energy Service Agreement which obligate Northwind to construct or operate facilities for the generation of electricity for the benefit of Aladdin or obligate Aladdin to compensate Northwind therefor, neither Northwind nor Aladdin shall have any such obligations nor shall Northwind or Aladdin be entitled to receive any such benefits and the Energy Service Agreement is amended accordingly, effective immediately. This Amendment shall be considered Amendment No. 1 to the Energy Service Agreement. Except as expressly amended herein, the Energy Service Agreement remains in force.

         5. Notwithstanding any provision in this Amendment, as of the Substantial Completion Date, Northwind shall supply Services to Aladdin in an amount equal to the Customer Energy Requirements, including, but not limited to, the Specified Demand Amount.

         6. This Amendment will be governed by and construed in accordance with the internal laws and decisions of the State of Nevada.

         7.       Time is of the essence hereof.

         8. This Amendment may be executed in one or more counterparts, each of which will be considered an original instrument, but all of which will be considered one and the same agreement, and will become binding when one or more counterparts have been signed by each of the parties hereto and delivered to Northwind and to Aladdin.

         9. Neither Northwind nor Aladdin shall assign its interest or delegate its duties under this Amendment except in accordance with
         Section 10.2 of the Energy Service Agreement.

[Balance of page intentionally left blank; signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

NORTHWIND ALADDIN, LLC,                     ALADDIN GAMING, LLC,
a Nevada limited-liability company          a Nevada limited-Habilicy company

By:                                         By:
    -----------------------                    ---------------------------------
Name: JOHN MITOLA                           Name:
Title: VICE PRESIDENT & G.M.                Title:

                         SECOND AMENDMENT AND AGREEMENT

                  This Second Amendment and Agreement (hereinafter the "Amendment") is made and entered into as of the 28th of May, 1999 between Northwind Aladdin, LLC, a Nevada limited-liability company ("Northwind") and Aladdin Gaming, LLC, a Nevada limited-liability company ("Aladdin").

                                   WITNESSETH:

                  WHEREAS, Northwind and Aladdin are parties to (i) that certain Lease dated as of December 3, 1997 (the "Lease"), (ii) that certain Development Agreement dated as of December 3, 1997 (the "Development Agreement"), and (iii) that certain Energy Service Agreement dated as of September 24, 1998 (the 'Energy Service Agreement", and, collectively with the Lease and the Development Agreement, the "Agreements"); and

                  WHEREAS, the Agreements contemplate that Northwind will construct and operate the "Northwind Facilities" (as such term is defined in the Energy Service Agreement) to provide hot water, chilled water and electricity services to Aladdin, including construction and operation of certain facilities to generate electricity; and

                  WHEREAS, the parties on September 25, 1998 executed an Amendment and Agreement to the Agreements ("Amendment No. 1") providing that is shall not be necessary for the Northwind Facilities to construct or operate facilities for generating electricity; and

                  WHEREAS, the parties have determined that is shall be necessary for Northwind to construct and operate facilities for generating "Emergency Power" (as such term is defined herein below), and accordingly the parties desire to amend the Agreements to reflect such determination;

                  WHEREAS, the parties also have determined that is shall be necessary to clarify the definition of "Investment in the Northwind Facilities," and accordingly the parties desire to amend the Energy Service Agreement accordingly.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Northwind and Aladdin as follows:

         1. Any capitalized term in this Amendment that is not defined herein shall have the meaning specified or referred to in Annex A to the Energy Service Agreement.

         2. The definition of "Development Costs" in Annex A to the Energy Service Agreement is hereby deleted and replaced with the following:

         "Development Costs" means the aggregate of: (a) all costs and expenses of the Supplier, the Customer, and Music incurred prior to December 3, 1997 for outside engineering work in connection with the design and construction of the Northwind Facilities and the matters set forth in this Agreement and the Related Agreements and the documentation thereof; (b) all costs and expenses of the Supplier incurred on or after December 3, 1997 in connection with the design and construction of the Northwind Facilities and the matters set forth in this Agreement and the Related Agreements and the documentation thereof, provided that internal legal and engineering costs and expenses shall only be included to the extent that the same do not exceed, in the aggregate, $375,000; and (c) all costs and expenses of the Customer incurred, in connection with the matters set forth in this Agreement and the Related Agreements and the documentation thereof, and (d) all costs and expenses of the Customer incurred on or after December 3, 1997 for outside engineering work in connection with the design and construction of the Northwind Facilities and the matters set forth in this Agreement and the Related Agreements and the documentation thereof; but only to the extent that the same, when aggregated with all of the costs and expenses of Customer for outside engineering work prior to December 3, 1997, in the aggregate do not exceed an amount reasonably agreed to in writing, by Customer and Supplier.

         3. Section I-D.(i) of Exhibit C to the Energy Service Agreement is hereby deleted and replaced with the following:

         ["]the 'Plant Price' (as defined in the Development Agreement[)]; plus"

         4. Notwithstanding any provisions in Amendment No. 1 to the Lease, Northwind shall have the obligation to construct, operate and maintain facilities for the generation and delivery of Emergency Power, as defined below, for the benefit of Aladdin and shall deliver Emergency Power to Aladdin in accordance with Paragraph 7 hereof, and the Lease is amended accordingly, effective immediately. This

Amendment shall be considered Amendment No. 2 to the Lease. Except as expressly amended herein, the Lease remains in force.

         5. Notwithstanding any provisions in Amendment No. 1 to the Development Agreement, Northwind shall have the obligation to construct, operate and maintain facilities for the generation and delivery of Emergency Power, as defined below, for the benefit of Aladdin and shall deliver Emergency Power to Aladdin in accordance with Paragraph 7 hereof, and the Development Agreement is amended accordingly, effective immediately. This Amendment shall be considered Amendment No. 2 to the Development Agreement. Except as expressly amended herein, the Development Agreement remains in force.

         6. Notwithstanding any provisions in Amendment No. 1 to the Energy Service Agreement, Northwind shall have the obligation to construct, operate and maintain facilities for the generation and delivery of Emergency Power, as defined below, for the benefit of Aladdin and shall deliver Emergency Power to Aladdin in accordance with paragraph 7 hereof, but only on a standby basis in the event that Aladdin's regular electricity supply has failed for whatsoever reason. The Energy Service Agreement is amended accordingly, effective immediately.

         7. Emergency Power shall mean the supply, installation, operation and servicing of three (3) 1,750 kilowatt diesel engine generators, with a total capacity of 5.25 megawatts. Two such generators shall start, synchronize and deliver power within ten (10) seconds or less from any loss of electric power. The third such generator shall start, synchronize and deliver power within fifteen (15) to twenty (20) seconds or less from any loss of electric power. All three generators shall be operated using diesel fuel. Northwind shall maintain a fuel supply sufficient to run all three generators at full capacity for a minimum time of two (2) hours. Emergency Power shall be provided for the "Legally Required Load" to all Aladdin facilities served in ten (10) seconds or less from the loss of electric power. The Legally Required Load is defined as
1.9 MVA delivered to Aladdin and which shall provide electricity for egress lighting, smoke management, special egress control devices, required elevators, and cooling for associated machine rooms, fire pumps and emergency communication systems.

             Once power is delivered for the Legally Required Load, Emergency Power shall be provided for all designated "Optional Loads" in twenty (20) seconds or less from the loss of electric power. Optional Loads means 1.55 MVA delivered to Aladdin and which shall be segregated from the Legally Required Load pursuant to National Electric Code requirements, and shall have load and delay capabilities. The method of segregation shall be compatible with the Plant's paralleling switchgear master controls. Integration at the controls must be a coordinated effort between the CUP and user engineers. In the case where one (1) of the three (3) diesel generator sets is not operations or the Legally Required Load approaches the rating of two (2) of the three (3) diesel generator sets, delayed optional load transfer and/or load shedding shall be utilized to provide priority and capacity for the legally Required Load.

         8. Notwithstanding any provision in this Amendment, as of the Initial Services Date, Northwind shall provide the Initial Services to Aladdin in an amount required by Aladdin which does not exceed the Initial Customer Energy Requirements and as of the Substantial Completion Date, and Northwind shall supply Services to Aladdin in an amount required by Aladdin which does not exceed the Customer Energy Requirement, including, but not limited to, the Specified Demand Amount.

         9. This Amendment shall be considered Amendment No. 2 to the Energy Service Agreement. Except as expressly amended herein, the Energy Service Agreement remains in force.

         10. This Amendment will be governed by and construed in accordance with the internal laws and decisions of the State of Nevada.

         11. Time is of the essence hereof.

         12. This Amendment may be executed in one or more counterparts, each of which will be considered an original instrument, but all of which will be considered one and the same agreement, and will become biding when one or more counterparts have been signed by each of the parties hereto and delivered to Northwind and to Aladdin.

         13. Neither Northwind nor Aladdin shall assign its interest or delegate its dudes under this Amendment except in accordance with Section 10.2 of the Energy Service Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

NORTHWIND ALADDIN, LLC,                      ALADDIN GAMING, LLC,
a Nevada limited-liability company           a Nevada limited-liability company

By:                                          By:
    -----------------------                      --------------------------
Name: JOHN P. MITOLA                         Name:
Title: MANAGER                               Title:

                          THIRD AMENDMENT AND AGREEMENT

         This Third Amendment is made and entered into as of the 28th day of May, 1999 between Northwind Aladdin, LLC, a Nevada limited-liability company ("Northwind") and Aladdin Gaming, LLC, a Nevada limited-liability company ("Aladdin").

                                   WITNESSETH:

         WHEREAS, Northwind and Aladdin are parties to (i) that certain Lease dated as of December 3, 1997 (the same, as previously amended and in effect on the date hereof, being herein referred to as the "Lease"), (ii) that certain Development Agreement dated as of December 3, 1997 (the same, as previously amended and in effect on the date hereof, being herein referred to as the "Development Agreement"), and (iii) that certain Energy Service Agreement dated as of September 24, 1998 (the same, as previously amended and in effect on the date hereof, being herein referred to as the "Energy Service Agreement"); and

         WHEREAS, the parties desire to further amend the Lease, the Development Agreement and the Energy Service Agreement in certain respects set forth herein;

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Amendment of Lease. The Lease is hereby amended to provide that (i) notwithstanding anything in Article 12 of the Lease to the contrary, water for the operation of the Project shall be supplied by Landlord. Tenant shall, at its expense, install a submeter to measure the consumption of water by Tenant. Tenant shall reimburse Landlord, within 30 days after being billed therefor, for such water consumed by Tenant. The amount to be reimbursed by Tenant shall equal Tenant's pro rata share of Landlord's actual, total bill from the utility providing the water (and Tenant's pro rata share shall be determined based upon the consumption measured by the submeter); and (ii) Exhibit A and Exhibit B thereto shall be in the form of Exhibit I and II to this Amendment.

         2. Amendment of Development Agreement. The Development Agreement is hereby amended to provide that Exhibit A thereto shall be in the form of Exhibit II to this Amendment, Exhibit B thereto shall be in the form of Exhibit III to this Amendment, Exhibit E thereto shall be in the form of Exhibit IV to this Amendment and Exhibit F thereto shall be in the form of Exhibit V to this Amendment.

         3. Amendment of Energy Service Agreement. The Energy Service Agree-ment is hereby amended to provide that Exhibit A thereto shall be in the form of
Exhibit VI to this Amendment, Exhibit B thereto shall be in the form of Exhibit VII to this Amendment, Exhibit D thereto is deleted in its entirety, and Exhibit G thereto shall be in the form of Exhibit I to this Amendment. The Energy Service Agreement is further amended to provide that:

                  (i) the "Initial Services Date" shall be that date specified by Aladdin which date shall not be less than 45 days after receipt by Northwind Aladdin of such written specification;

                  (ii) the temperature at which chilled water shall be delivered by the Supplier to the customer at the Chilled Water Delivery Point shall be not higher than forty degrees Fahrenheit (40 degrees F).

                  (iii) the temperature at which chilled water shall be returned to the Supplier by the Customer at the Chilled Water Return Point shall be not lower than fifty six degrees Fahrenheit (56 degrees F);

                  (iv) the temperature at which hot water shall be delivered by the Supplier to the Customer at the Hot Water Delivery Point shall be not lower than two hundred ten degrees Fahrenheit (210 degrees F); and

                  (v) the temperature at which hot water shall be returned tot he Supplier by the Customer at the Hot Water Delivery Point shall be not lower than one hundred seventy five degrees Fahrenheit (175 degrees F).

The Energy Service Agreement is further amended by amending Exhibit C thereto as follows: The final paragraph of the definition of the "Operational Charge" set forth in D of I of Exhibit C is restated in its entirety as follows:

         At the option of the Customer, exercised by written notice to the Supplier given not less than thirty (30) days prior to the end of any Contract Year, the Customer may elect to have the Operational Charge for the next Contract Year fixed at an amount equal to one hundred twenty percent (120%) of the Operational Charge for the Contract Year then ended (as determined pursuant to clause i above (the "Fixed Operational Charge Amount")). Thereafter, for each new Contract Year the Operational Charge shall be equal to the Fixed Operational Charge Amount multiplied by a fraction, the denominator of which shall be the CPI as of the most recent date of publication thereof prior to the first day of the Contract Year for which the Fixed Operational Charge Amount was first established and the numerator of which shall be the CPI most recently published prior to the first day of such new Contract Year.

         5. Effectiveness. The amendments set forth in Sections 1, 2 and 3 shall be effective immediately upon execution of this Amendment by Northwind and Aladdin. Except as expressly set forth herein, the Lease, the Development Agreement and the Energy Service Agreement are not amended or modified hereby and continue in full force and effect. From and after the date of execution of this Amendment by Northwind and Aladdin, unless the context otherwise expressly so states, all refer-ences to the Lease, the Development Agreement or the Energy Service Agreement shall mean and include such agreement as amended hereby.

         6. Shortly after executing the Lease and the Development Agreement, Northwind and Aladdin agreed to amend and restate (i) the Lease in the form attached hereto as Exhibit A and (ii) the Development Agreement in the form attached hereto as Exhibit B. Northwind and Aladdin hereby ratify and adopt the Lease and the Development Agreement, as so amended and restated, effective as of December 3, 1997, and agree that as of such date the original Lease and the original Development Agreement were superceded by the Lease attached hereto as Exhibit A and the Development Agreement attached hereto as Exhibit B, respectively. All references to the Lease and/or the Development Agreement contained herein or in any other instrument executed by the parties hereto shall refer to the Lease and/or the Development Agreement, as the case may be, as so amended and restated.

[Balance of page intentionally left blank; signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                           ALADDIN  GAMING, LLC,
                                           a Nevada limited liability company

                                           By:
                                               --------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                 ------------------------------
                                           NORTHWIND ALADDIN, LLC,
                                           a Nevada limited-liability company

                                           By:
                                               --------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                 ------------------------------

                                        3